The information in this preliminary prospectus supplement is not complete and may be changed.  This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-161114

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 21, 2009
PROSPECTUS SUPPLEMENT (To prospectus dated September 8, 2009)

$75 Million Common Stock

We are offering        shares of our common stock, par value $1.00 per share. Our common stock is listed on the Nasdaq Global Select Market under the symbol “METR.”  On September 17, 2009, the reported last sale price of our common stock was $16.02 per share.

The shares of common stock are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental entity.

Investing in our common stock involves significant risks.  See “Risk Factors” beginning on page S-16 of this prospectus supplement as well as “Risk Factors” contained in the documents incorporated in this prospectus supplement and the accompanying base prospectus by reference.  See “Documents Incorporated by Reference” herein.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters also may purchase up to an additional        shares of common stock within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock to purchasers on or about               , 2009.

Book-Running Managers
Sandler O'neill + partners, l.p.	RBC Capital Markets
The date of this prospectus supplement is September      , 2009

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About this Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying base prospectus, any such permitted free writing prospectus or any document incorporated by reference is accurate or complete as of any date other than the dates of the applicable documents.  Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying base prospectus before making your investment decision to purchase shares of our common stock in this offering.  You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying base prospectus before making your investment decision.  See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement for a description of the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as well as instructions on how you can access them.

Unless the context requires otherwise or unless otherwise noted, all references to “Metro,” the “Company,” “we,” “our,” or “us” refer collectively to Metro Bancorp, Inc. and its subsidiaries. Unless the context requires otherwise or unless otherwise noted, all references to “Republic First” refer to Republic First Bancorp, Inc. and its subsidiaries.

Forward-Looking Statements

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the proposed  merger with Republic First and the financial condition, liquidity, results of operations, future performance and business of Metro. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

 While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•
whether the transactions contemplated by the merger agreement with Republic First will be approved by the applicable federal, state and local regulatory authorities and, if approved, whether the other closing conditions to the proposed merger will be satisfied;

•
our ability to complete the proposed merger with Republic First and the merger of Republic First Bank with and into Metro Bank, to integrate successfully Republic First’s assets, liabilities, customers, systems and management personnel into our operations, and to realize expected cost savings and revenue enhancements within expected timeframes or at all;

•
the possibility that expected Republic First merger-related charges will be materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at the effective date of the merger and related adjustments to yield and/or amortization of the acquired assets and liabilities will be materially different from those forecasted;

•	adverse changes in our or Republic First’s loan portfolios and the resulting credit risk-related losses and expenses;

•	the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which either we do or Republic First does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	continued levels of loan quality and volume origination;

•	the adequacy of loan loss reserves;

•	the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the loss of certain key officers;

•	continued relationships with major customers;

•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	the ability to hedge certain risks economically;

•	effect of terrorist attacks and threats of actual war;

•	deposit flows;

•	changes in accounting principles, policies and guidelines;

•	rapidly changing technology;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.”  You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.  Information about us is also available on our website at http://www.mymetrobank.com.  This URL and the SEC’s URL above are intended to be inactive textual references only.  The information on the SEC’s website (other than documents incorporated by reference herein) and our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying base prospectus.

This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities we may offer and sell, you should read the entire registration statement, including the accompanying base prospectus, and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus supplement concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Documents Incorporated by Reference

The SEC rules allow us to incorporate by reference information in this prospectus supplement and the accompanying base prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus supplement and the accompanying base prospectus from the date we file that document with the SEC.  Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

We incorporate by reference into this prospectus supplement and the accompanying base prospectus the following documents or information filed (File No. 000-50961) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2009 and on Form 10-Q for the quarter ended June 30, 2009;

•
Our Current Reports on Form 8-K filed on January 6, 2009, February 25, 2009, February 26, 2009, February 27, 2009, March 20, 2009, March 26, 2009, April 9, 2009, May 20, 2009, June 15, 2009, June 22, 2009, July 31, 2009, August 6, 2009 and September 18, 2009;

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 28, 2004;

•
The section of our joint proxy statement/prospectus filed with the SEC pursuant to Rule 424(b) on February 23, 2009, related to the registration statement on Form S-4 (File No. 333-156238), under the heading “The Merger”;

•	Republic First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

•	Republic First’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

We will provide, without charge, to each person to whom this prospectus supplement and accompanying base prospectus is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Please direct your request to:

Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA  17111
(800) 653-6104
Attn:  Sherry L. Richart
Investor Relations

Prospectus Supplement Summary

This summary highlights specific information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus and may not contain all of the information you need to consider before investing in our common stock.  You should carefully read this entire prospectus supplement and the accompanying base prospectus, as well as the information to which we refer you and the information incorporated by reference herein and therein, before deciding whether to invest in our common stock.  You should pay particular attention to the “Risk Factors” section of this prospectus supplement, as well as “Risk Factors” contained in the documents incorporated in this prospectus supplement and the accompanying base prospectus by reference, to determine whether an investment in our common stock is appropriate for you.

 Metro Bancorp, Inc.

Metro Bancorp, Inc. is a Pennsylvania business corporation, which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Company was incorporated on April 23, 1999 and became an active bank holding company on July 1, 1999 through the acquisition of 100% of the outstanding shares of Commerce Bank/Harrisburg, N.A.  On July 21, 2009, Commerce Bank/Harrisburg, N.A. changed its name to Metro Bank, referred to as the “Bank.”  The Bank is the Company’s operating entity and is headquartered in Harrisburg, Pennsylvania.  The Bank became a state-chartered bank on November 7, 2008, following approval by the Pennsylvania Department of Banking of the Bank’s application to convert from a national bank charter to a state bank charter. The Bank is a financial services retailer with 33 stores in the counties of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York, Pennsylvania. The Bank’s services include seven-day banking, free checking, free instant-issue Visa check cards, free interactive coin-counting machines, free online banking and 24/7 bank-by-phone. The Bank also offers commercial banking services including term loans, commercial mortgages, lines of credit and cash management services.

As of June 30, 2009, the Company had approximately $2.1 billion in assets, $1.7 billion in deposits, $1.5 billion in total net loans (including loans held for sale), and $118.1 million in stockholders’ equity. The Bank has applied to be a member of the Federal Reserve System.  The Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation to the fullest extent permitted by law.  The Company’s total revenues (net interest income plus noninterest income) were $104.1 million and $48.8 million for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively, and the Company recorded $12.9 million in net income and $518,000 in net loss for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

Pursuant to a Transition Agreement with TD Bank, N.A. and Commerce Bancorp LLC (formerly Commerce Bancorp, Inc.), which terminated the Network Agreement and Master Services Agreement with Commerce Bank N.A. (now known as TD Bank, N.A.), the Company had a non-exclusive royalty-free license to continue using the name “Commerce Bank” and, subject to certain limitations, the red “C” logo, within its primary service area.  Effective June 15, 2009, the Company amended its articles of incorporation to change its name from Pennsylvania Commerce Bancorp, Inc. to Metro Bancorp, Inc., and, as discussed above, on July 21, 2009 the Bank changed its name from Commerce Bank/Harrisburg, N.A. to Metro Bank.  During the third quarter of 2009, the Company completed the rebranding of all of its banking offices.  The Bank entered into a master agreement with Fiserv Solutions, Inc., or “Fiserv” to provide many of the administrative and data processing services that were provided by TD Bank.  The conversion to Fiserv’s system has now been completed.

On November 10, 2008, the Company announced that it entered into a plan of merger to acquire Republic First, headquartered in Philadelphia, Pennsylvania.   Republic First, with total assets of approximately $937.1 million as of June 30, 2009, will be merged with and into the Company.   As soon as practicable after the merger of the holding companies, the banking subsidiaries of the two companies, Metro Bank and Republic First Bank, will also merge under the name Metro Bank.  As of June 30, 2009, the combined company would have had $3.0 billion in assets and 45 stores in Pennsylvania and New Jersey.  The merger has received the required shareholder approval from both companies and is awaiting regulatory approval.  The Company expects that the merger will close in 2009, subject to regulatory approval; however, we can give no assurance that the merger will close in 2009 or at all.  In light of the pending merger with Republic First, you are urged to read Republic First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Republic First’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, as well as that section of our joint proxy statement/prospectus on Form S-4 and Form S-4/A under the heading “The Merger” for information concerning the implications of the merger on us and our capital stock.  Please see “Documents Incorporated by Reference.”

The Company’s principal executive offices are located at 3801 Paxton Street, Harrisburg, Pennsylvania 17111, and its telephone number is (800) 653-6104. Information about the Company is also available on its website at http://www.mymetrobank.com.  This URL is intended to be an inactive textual reference only.   The information on the Company’s website is not a part of and is not incorporated into this prospectus supplement or the accompanying base prospectus.

 Recent Developments

On June 15, 2009, the Company announced that it changed its name to Metro Bancorp, Inc. and began developing the red "M" logo as its new brand due to the expiration of the Company’s license to use the “Commerce Bank” brand and red “C” logo, granted by Commerce Bancorp Inc. (now TD Bank). During the third quarter of 2009, the Company completed the rebranding of all of its branches. In connection with the termination of its relationship with TD Bank, the Company also converted its core processing, item processing and network infrastructure services from its prior service provider, TD Bank, to its new service provider, Fiserv Solutions, Inc.  The conversion has now been completed.

The Company expects to close the Republic First merger following receipt of approval from the Board of Governors of the Federal Reserve and the Pennsylvania Department of Banking.  While these approvals have delayed the original anticipated close, they have provided additional time for Republic First to transition to the Company’s red “M” business model.  For the two months ended August 31, 2009, management’s efforts to remix and strengthen Republic First’s balance sheet showed continued progress.  Republic First’s core deposits (which Republic First defines as total deposits less total time deposits) grew to $435.4 million, representing a 26% increase from December 31, 2008.  Reducing commercial real estate concentrations and improving liquidity has also been an important focus, which was bolstered by the hiring of Jay Nielon as Chief Credit Officer in December 2008.  Mr. Nielon previously served as senior credit officer for the Philadelphia region for Commerce Bank for 16 years.   As a result of these efforts, Republic First reduced its commercial real estate portfolio from $677.7 million at December 31, 2008 to $632.0 million at August 31, 2009.  Through August 31, 2009, First Republic also reduced external borrowings by $77.3 million since December 31, 2008, while increasing cash and cash equivalents by $38 million.

During July and August 2009, core deposits (which the Company defines as total deposits less public funds time deposits) at Metro Bank increased by $32 million.  The Company continues to aggressively manage its loan portfolio, reducing non-performing assets by $1.4 million, or 4.3%, during the same two month period.

The Offering

Issuer	Metro Bancorp, Inc.
Common stock offered	shares.
Option to purchase additional shares	We have granted the underwriters a 30 day option to purchase up to an additional 15% of the offered amount, or shares, of common stock to cover over-allotments, if any.
Common stock to be outstanding after the offering(1)	shares ( shares if the underwriters exercise their over-allotment option in full).
Use of proceeds
We estimate that the net proceeds of this offering will be approximately $           (or $             if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds of this offering for general corporate purposes.

Transfer Agent and Registrar	Registrar & Transfer Company.
Nasdaq Global Select Market symbol	“METR”

__________
(1)  The number of shares of our common stock to be outstanding after this offering is based on 6,532,409 shares outstanding on September 18, 2009 and does not include (x) 668,505 shares of our common stock issuable upon conversion, exchange or exercise in respect of outstanding securities, warrants or options, (y) 684,954 shares of our common stock that may be issued under our current stock option plans and 213,830 shares of our common stock that may be issued under our Dividend Reinvestment and Stock Purchase Plan in the future and (z) the approximately four million shares of our common stock that we anticipate issuing upon the closing of the Republic First merger.

 Risk Factors

Investing in our securities involves risks.  You should carefully consider the information under “Risk Factors” beginning on page S-16 and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before investing in our securities.

Selected Historical and Unaudited Pro Forma Financial Information

 Selected Historical Consolidated Financial and Operating Data of Metro Bancorp, Inc.

The following selected financial information for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 is derived from audited consolidated financial statements of Metro Bancorp, Inc. The financial information as of and for the six months ended June 30, 2009 and 2008 is derived from unaudited consolidated financial statements.  The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results of operations for the full year or any other interim period.  Metro’s management prepared the unaudited information on the same basis as it prepared Metro’s audited consolidated financial statements.  In the opinion of Metro’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates.  You should read this information in conjunction with Metro’s consolidated financial statements and related notes included in Metro’s Annual Report on Form 10-K for the year ended December 31, 2008, and Metro’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus and from which this information is derived.  Please see “Where You Can Find More Information.”

Metro Bancorp, Inc. Selected Consolidated Financial Data

(dollars in thousands, except per share data)	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Balance Sheet Data:	(Unaudited)
Total assets	$2,081,173	$2,045,103	$2,140,527	$1,979,011	$1,866,483	$1,641,121	$1,277,367
Loans held for sale	47,384	23,387	41,148	14,143	15,346	10,585	14,287
Loans receivable (net)	1,433,123	1,298,308	1,423,064	1,146,629	973,033	815,439	638,496
Securities available for sale	289,875	370,693	341,656	387,166	392,058	380,836	314,065
Securities held to maturity	114,894	168,777	152,587	257,467	319,628	306,266	209,917
Federal funds sold	0	0	0	0	0	0	12,000
Deposits	1,724,460	1,546,672	1,633,985	1,560,896	1,616,777	1,371,062	1,160,547
Short-term borrowings and long-term debt	224,435	376,635	379,525	296,735	142,200	171,500	13,600
Stockholders’ equity	118,115	112,371	114,470	112,335	101,108	91,643	85,039

Income Statement Data:
Net interest income	$38,352	$37,670	$78,705	$59,492	$52,791	$50,905	$46,585
Provision for loan losses	6,900	2,375	7,475	1,762	1,634	1,560	2,646
Noninterest income	10,426	12,486	25,433	22,823	18,752	14,156	11,296
Noninterest expenses	43,265	37,978	77,909	70,807	59,294	50,403	42,466
Income (loss) before income taxes	(1,387)	9,803	18,754	9,746	10,615	13,098	12,769
Net income (loss)	(518)	6,712	12,901	7,001	7,254	8,817	8,591

Common Share Data:
Net income (loss) per share: Basic	$(0.09)	$1.05	$2.02	$1.11	$1.18	$1.47	$1.75
Diluted	(0.09)	1.03	1.97	1.07	1.12	1.38	1.63
Book value per share	17.97	17.53	17.60	17.63	16.27	15.07	14.31
Tangible book value per share	17.97	17.53	17.60	17.63	16.27	15.07	14.31
Basic weighted average common shares outstanding	6,484	6,334	6,356	6,237	6,099	5,948	4,856
Diluted weighted average common shares outstanding	6,484	6,499	6,520	6,462	6,381	6,318	5,218

(dollars in thousands, except per share data)	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004

Number of banking offices	33	33	33	33	30	28	24
Number of employees	994	910	966	866	781	787	576

Selected Historical Consolidated Financial and Operating Data of Republic First Bancorp, Inc.

The following selected financial information for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 is derived from audited consolidated financial statements of Republic First Bancorp, Inc. The financial information as of and for the six months ended June 30, 2009 and 2008 is derived from unaudited consolidated financial statements.  The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results of operations for the full year or any other interim period.  Republic First’s management prepared the unaudited information on the same basis as it prepared Republic First’s audited consolidated financial statements.  In the opinion of Republic First’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates.  You should read this information in conjunction with Republic First’s consolidated financial statements and related notes for the year ended December 31, 2008 and the six months ended June 30, 2009 which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, and from which this information is derived.  Please see “Where You Can Find More Information.”

Republic First Bancorp, Inc. Selected Consolidated Financial Data

(dollars in thousands, except per share data)	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Balance Sheet Data: (1)	(Unaudited)
Total assets (3)	$937,116	$947,589	$951,980	$1,016,308	$1,008,824	$850,855	$720,412
Total loans, net	731,981	784,115	774,673	813,041	784,002	670,469	543,005
Securities available for sale	73,932	79,700	83,032	83,659	102,039	37,283	43,733
Securities held to maturity	159	257	198	282	333	416	792
Federal funds sold	21,007	8,867	21,159	61,909	63,247	86,221	17,162
Total deposits	808,636	728,559	739,167	780,855	754,773	647,843	510,684
FHLB & overnight advances	25,000	111,069	102,309	133,433	159,723	123,867	86,090
Subordinated debt	22,476	22,476	22,476	11,341	6,186	6,186	6,186
Total shareholders’ equity (3)	71,307	78,399	79,327	80,467	74,734	63,677	65,224

Income Statement Data: (1)
Net interest income	$13,650	$14,226	$28,895	$30,039	$34,066	$29,158	$18,851
Provisions for loan losses	13,050	5,855	7,499	1,590	1,364	1,186	(314)
Non-interest income	1,034	1,501	1,242	3,073	3,640	3,614	4,466
Non-interest expenses	15,704	12,509	23,887	21,364	21,017	18,207	15,346
Income (loss) from continuing operations before provision for income tax (benefit) expense	(14,070)	(2,637)	(1,249)	10,158	15,325	13,379	8,285
Provision (benefit) for income taxes	(4,875)	(1,048)	(777)	3,273	5,207	4,486	2,694
Income (loss) from continuing operations	(9,195)	(1,589)	(472)	6,885	10,118	8,893	5,591
Income from discontinued operations	-	-	-	-	-	-	5,060
Income tax on discontinued operations	-	-	-	-	-	-	1,711
Net income (loss)	(9,195)	(1,589)	(472)	6,885	10,118	8,893	8,940

Per Share Data: (1)(2)
Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.86)	$(0.16)	$(0.04)	$0.66	$0.97	$0.88	$0.57
Income from discontinued operations	-	-	-	-	-	-	0.35

(dollars in thousands, except per share data)	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Net income (loss)	$(0.86)	$(0.16)	$(0.04)	$0.66	$0.97	$0.88	$0.92

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.86)	$(0.16)	$(0.04)	$0.65	$0.95	$0.84	$0.54
Income from discontinued operations	-	-	-	-	-	-	0.33
Net income (loss)	$(0.86)	$(0.16)	$(0.04)	$0.65	$0.95	$0.84	$0.87

Book value per share	$6.69	$7.43	$7.46	$7.80	$7.16	$6.17	$5.49
Tangible book value per share	6.69	7.43	7.46	7.80	7.16	6.17	5.49
Basic weighted average common shares outstanding	10,644	10,404	10,503	10,390	10,418	10,117	9,779
Diluted weighted average common shares outstanding	10,644	10,404	10,503	10,662	10,698	10,534	10,262

Number of banking offices	13	13	13	12	13	10	12
Number of employees	167	141	153	146	147	131	166

_________________
(1)  Adjusted to exclude the First Bank of Delaware, reflecting the spin off of that bank effective January 1, 2005.
(2)  Restated for 10% stock dividend declared in March 2007.
(3)  Years prior to 2005 include First Bank of Delaware.

Selected Consolidated Unaudited Pro Forma Financial Information

The following table shows information about our financial condition and results of operations, including per share data, selected after giving effect to the pending Republic First merger. This information is called pro forma financial information in this document. The table sets forth the information as if the merger had become effective on December 31, 2008 and June 30, 2009, with respect to financial condition data, and on January 1, 2009 and January 1, 2008, respectively, with respect to results of operations data, for the periods ending June 30, 2009 and December 31, 2008.  This pro forma financial information assumes that the merger is accounted for using the purchase method of accounting and represents a current estimate based on available information of the combined companies’ results of operations.  This table should be read in conjunction with, and is qualified in its entirety by, the more detailed pro forma financial information, including the notes thereto, and the historical financial statements, including the notes thereto, of Metro and Republic First which are incorporated by reference into this prospectus supplement and the accompanying base prospectus.  See “Documents Incorporated by Reference.”  The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies and asset dispositions, among other factors, that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.  Furthermore, the acquisition of Republic First will be accounted for in accordance with Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations,” or “SFAS 141R.”  In accordance with SFAS 141R, the assets acquired and the liabilities assumed will be measured based on preliminary estimates of acquisition-date fair values. The final determination of the recognition and measurement of the assets acquired and liabilities assumed will be based on the fair value of actual net tangible and intangible assets and liabilities of Republic First at the closing date  of the acquisition.  Because the pro forma financial information has been prepared based on preliminary estimates, the final amounts recorded for the acquisition-date fair values may differ from the information presented.  Please note that the pending Republic First merger is subject to various conditions, including regulatory approval, and that no assurance can be given that the merger will be consummated on the terms specified in the merger agreement, or at all.

	Metro	Republic First
(dollars in thousands, except per share data)	At or For the Year Ended December 31,
	2008	2008	Pro Forma Adjustments	Pro Forma Consolidated
Balance Sheet Data:	(Unaudited)
Total assets	$2,140,527	$951,980	$(2,547)	$3,089,960
Loans held for sale	41,148	-	-	41,148
Loans receivable (net)	1,423,064	774,673	(14,720)	2,183,017
Securities available for sale	341,656	83,032	-	424,688
Securities held to maturity	152,587	198	-	152,785
Federal funds sold	-	21,159	-	21,159
Deposits	1,633,985	739,167	3,598	2,376,750
Short-term borrowings and long-term debt	379,525	124,785	(124)	504,186
Stockholders’ equity	114,470	79,327	(3,914)	189,883

Income Statement Data:
Net interest income	$78,705	$28,895	$5,195	$112,795
Provision for loan losses	7,475	7,499	-	14,974
Noninterest income	25,433	1,242	-	26,675
Noninterest expenses	77,909	23,887	2,213	104,009
Income (loss) before income taxes	18,754	(1,249)	2,982	20,487
Net income (loss)	12,901	(472)	1,938	14,367

	Metro	Republic First
(dollars in thousands, except per share data)	At or For the Year Ended December 31,
	2008	2008	Pro Forma Adjustments	Pro Forma Consolidated
Per Common Share Data:
Net income (loss) per share: Basic	$2.02	$(0.04)		$1.38
Diluted	1.97	(0.04)		1.34
Book value per share	$17.60	$7.46		18.06
Tangible book value per share	17.60	7.46		16.90
Basic weighted average common shares outstanding	6,356	10,503		10,377
Diluted weighted average common shares outstanding	6,520	10,503		10,541

	Metro	Republic First
(dollars in thousands, except per share data)	At or For the Six Months Ended June 30,
	2009	2009	Pro Forma Adjustments	Pro Forma Consolidated
Balance Sheet Data:	(Unaudited)
Total assets	$2,081,173	$937,116	$3,835	$3,022,124
Loans held for sale	47,384	-	-	47,384
Loans receivable (net)	1,433,123	731,981	(11,835)	2,153,269
Securities available for sale	289,875	73,932	-	363,807
Securities held to maturity	114,894	159	-	115,053
Federal funds sold	-	21,157	-	21,157
Deposits	1,724,460	808,636	1,623	2,534,719
Short-term borrowings and long-term debt	224,435	47,476	320	272,231
Stockholders’ equity	118,115	71,307	4,058	193,480

Income Statement Data:
Net interest income	$38,352	$13,650	$1,637	$53,639
Provision for loan losses	6,900	13,050	-	19,950
Noninterest income	10,426	1,034	-	11,460
Noninterest expenses	43,265	15,704	690	59,659
Loss before income taxes	(1,387)	(14,070)	947	(14,510)
Net loss	(518)	(9,195)	615	(9,098)

Per Common Share Data:
Net loss per share: Basic	$(0.09)	$(0.86)		$(0.87)
Diluted	(0.09)	(0.86)		(0.87)
Book value per share	17.97	6.69		18.27
Tangible book value per share	$17.97	$6.69		$16.78
Basic weighted average common shares outstanding	6,484	10,644		10,505
Diluted weighted average common shares outstanding	6,484	10,644		10,505

Risk Factors

Your investment in our common stock involves risks. You should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our historical and pro forma consolidated financial statements and the notes thereto and the historical financial statements of Republic First and the notes thereto, before making an investment decision to purchase shares of our common stock in this offering. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing us and Republic First. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair us and Republic First. If any of these risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline substantially and you could lose all or a large part of your investment.

 Risks Related to our Company

 We may be required to make further increases in our provisions for loan losses and to charge off additional loans in the future, which could materially adversely affect us.

There is no precise method of predicting loan losses.  We can give no assurance that our allowance for loan losses is or will be sufficient to absorb actual loan losses. We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expense, that represents management’s best estimate of probable incurred losses within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The level of the allowance reflects management’s continuing evaluation of specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions; industry concentrations and other unidentified losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and judgment and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require us to increase our allowance for loan losses. Increases in nonperforming loans have a significant impact on our allowance for loan losses. If current trends in the real estate markets continue, we could continue to experience increased delinquencies and credit losses, particularly with respect to real estate construction and land acquisition and development loans and one-to-four family residential mortgage loans. Moreover, we expect that the current recession will negatively impact economic conditions in our market areas and that we could experience significantly higher delinquencies and credit losses.

In addition, bank regulatory agencies periodically review our allowance for loan losses and may require us to increase the provision for loan losses or to recognize further loan charge-offs, based on judgments that differ from those of management. If loan charge-offs in future periods exceed our allowance for loan losses, we will need to record additional provisions to increase our allowance for loan losses. Furthermore, growth in our loan portfolio would generally lead to an increase in the provision for loan losses. Any increases in our allowance for loan losses will result in a decrease in net income and capital, and may have a material adverse effect on our financial condition, results of operations and cash flows.

 Our results of operations may be materially and adversely affected by other-than-temporary impairment charges relating to our investment portfolio.

 We may be required to record future impairment charges on our investment securities if they suffer declines in value that we determine are other-than-temporary. Numerous factors, including the lack of liquidity for re-sales of certain investment securities, the absence of reliable pricing information for investment securities, adverse changes in the business climate, adverse regulatory actions or unanticipated changes in the competitive environment, could have a negative effect on our investment portfolio in future periods. If an impairment charge is significant enough, it could affect the ability of the Bank to pay dividends to us, which could materially adversely affect us and our ability to pay dividends to shareholders. Significant impairment charges could also negatively impact our regulatory capital ratios and result in us not being classified as “well-capitalized” for regulatory purposes.

 We plan to continue to grow rapidly and there are risks associated with rapid growth.

Over the past five years we have experienced significant growth in net income, assets, loans and deposits, all of which have been achieved through organic growth. We intend to continue to rapidly expand our business and operations.

Subject to regulatory approvals, we are targeting to open 15 to 20 new stores over the next five years. We anticipate the cost to construct and furnish a new store will be approximately $3.1 million, excluding the cost to lease or purchase the land on which the store is located. Our ability to manage growth successfully will depend on our ability to attract qualified personnel and maintain cost controls and asset quality while attracting additional loans and deposits on favorable terms, as well as on factors beyond our control, such as economic conditions and competition. If we grow too quickly and are not able to attract qualified personnel, control costs and maintain asset quality, this continued rapid growth could materially adversely affect us.

 Growth may require us to raise additional capital in the future, but that capital may not be available when it is needed.

We anticipate that our existing capital will satisfy our capital requirements for the foreseeable future. However, we may at some point need to raise additional capital to support continued growth.  Our ability to raise additional capital, if needed, will depend on various matters, including our financial condition, liquidity and results of operations, as well as on conditions in the capital markets at that time, which are outside of our control. The current financial crisis affecting the banking system and financial markets, which has resulted in a tightening in the credit markets, could have an adverse effect on our ability to raise additional capital.  Accordingly, we cannot assure you of our ability to raise additional capital, if needed, on favorable terms, or at all. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth, branching and/or acquisitions could be materially impaired.

 Unfavorable economic and market conditions due to the current global financial crisis may materially and adversely affect us.

Economic and market conditions in the United States and around the world have deteriorated significantly and may remain depressed for the foreseeable future.  Conditions such as slowing or negative growth and the sub-prime debt devaluation crisis have resulted in a low level of liquidity in many financial markets and extreme volatility in credit, equity and fixed income markets.  These economic developments could have various effects on us, including insolvency of major customers and a negative impact on the investment income we are able to earn on our investment portfolio.  Lending money is an essential part of the banking business.  Due to the current economic conditions, customers may be unable or unwilling to borrow money or repay funds already borrowed.  The risk of non-payment is affected by credit risks of a particular customer, changes in economic conditions, the duration of the loan and, in the case of a collateralized loan, uncertainties as to the future value of the collateral and other factors.  The potential effects of the current global financial crisis are difficult to forecast and mitigate.  As a consequence, our operating results for a particular period are difficult to predict.  Distress in the credit markets and issues relating to liquidity among financial institutions have resulted in the failure of some financial institutions around the world and others have been forced to seek acquisition partners. The United States and other governments have taken unprecedented steps in efforts to stabilize the financial system, including investing in financial institutions. There can be no assurance that these efforts will succeed.  We could be materially adversely affected by: (1) continued or accelerated disruption and volatility in financial markets; (2) continued capital and liquidity concerns regarding financial institutions; (3) limitations resulting from further governmental action in an effort to stabilize or provide additional regulation of the financial system; or (4) recessionary conditions that are deeper or longer lasting than currently anticipated.  We cannot assure you that any governmental action would benefit us.

We must continue to attract and retain qualified personnel and maintain cost controls and asset quality.

Our ability to manage growth successfully will depend on our ability to continue to attract and retain management experienced in banking and financial services and familiar with the communities in our market area.  As we grow, we must be able to attract and retain qualified additional management and loan officers with the appropriate level of experience and knowledge about our market areas to implement our operating strategy.  The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could materially adversely affect us.  If we grow too quickly and are not able to attract qualified personnel and maintain cost controls and asset quality, this continued rapid growth could materially adversely affect us.

 The cost of re-naming and re-branding the Company and the Bank may be more than anticipated.

On or about June 15, 2009, we changed our name and the name of the Bank and began using the red “M” logo.  Several companies in the United States, including companies in the banking and financial services industries, use variations of the word “Metro” and the letter “M” as part of a trademark or trade name.  As such, we face potential objections to our use of these marks.

On or about June 19, 2009, Members 1st Federal Credit Union, or “Members 1st,” filed a complaint in the United States District Court for the Middle District of Pennsylvania against Metro, Metro Bank, Republic First and Republic First Bank.  Members 1st’s claims are for federal trademark infringement, federal unfair competition, and common law trademark infringement and unfair competition.  It is Members 1st’s assertion that Metro’s use of a red letter “M” alone, or in conjunction with its trade name “Metro,” purportedly infringes Members 1st’s federally registered and common law trademark for the mark M1ST (stylized).  Metro intends to defend the case vigorously.  The complaint seeks damages in an unspecified amount and injunctive relief.  In light of the preliminary state of the proceeding, it is not possible to assess potential costs and damages if Members 1st were to be successful in the proceeding.  Any costs and damages could materially adversely affect us.

We may incur additional costs to defend our use, and may be required to further re-brand our banking business.  In addition, we cannot assure you that unanticipated problems and costs will not arise in connection with our master agreement with Fiserv Solutions, Inc. for them to provide to us certain administrative and data processing services previously provided by TD Bank.

 Changes in interest rates could reduce our net income and liquidity.

Our operating income, net income and liquidity depend to a great extent on our net interest margin, i.e., the difference between the interest yields we receive on loans, securities and other interest earning assets and the interest rates we pay on interest-bearing deposits, borrowings and other liabilities. These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions and monetary and fiscal policies of various governmental and regulatory authorities, including the Board of Governors of the Federal Reserve System, or the “FRB.” If the rate of interest we pay on our interest-bearing deposits, borrowings and other liabilities increases more than the rate of interest we receive on loans, securities and other interest earning assets, our net interest income, and therefore our earnings, and liquidity could be materially adversely affected.  Our earnings and liquidity could also be materially adversely affected if the rates on our loans, securities and other investments fall more quickly than those on our deposits, borrowings and other liabilities. Our operations are subject to risks and uncertainties surrounding our exposure to change in interest rate environment.

 We operate in a highly regulated environment; changes in laws and regulations and accounting principles may materially adversely affect us.

We are subject to extensive regulation, supervision, and legislation which govern almost all aspects of our operations. The laws and regulations applicable to the banking industry could change at any time and are primarily intended for the protection of customers, depositors and the deposit insurance funds. Any changes to these laws or any applicable accounting principles may materially adversely affect us. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to us.

 Competition from other banks and financial institutions in originating loans, attracting deposits and providing various financial services may adversely affect our profitability and liquidity.

We have substantial competition in originating loans, both commercial and consumer in our market area.  This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders.  Many of our competitors enjoy advantages, including greater financial resources and access to capital, stronger regulatory ratios, and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce our net income and liquidity by decreasing the number and size of loans that the Bank originates and the interest rates we may charge on these loans.

 In attracting business and consumer deposits, the Bank faces substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of its competitors enjoy advantages, including greater financial resources and access to capital, stronger regulatory ratios, stronger asset quality and performance, more aggressive marketing campaigns, better brand recognition and more branch locations. These competitors may offer higher interest rates than the Bank, which could decrease the deposits that the Bank attracts or require the Bank to increase its rates to retain existing deposits or attract new deposits. Increased deposit competition could materially adversely affect our ability to generate the funds necessary for lending operations. As a result, we may need to seek other sources of funds that may be more expensive to obtain and could increase our cost of funds.

 Risks Related to the Pending Merger with Republic First

 The pending merger with Republic First may distract our management from their other responsibilities.

The pending acquisition of Republic First could cause our management to focus their time and energies on matters related to the merger that otherwise would be directed to our business and operations. Any such distraction on the part of management, if significant, could affect management’s ability to service existing business and develop new business and otherwise adversely affect us following the merger.

 The conditions to closing of the pending merger with Republic First may result in delay or prevent completion of the merger, which may materially and adversely affect us and the market price of our common stock.

Completion of the pending merger with Republic First is subject to various closing conditions, including, among other things, (a) obtaining regulatory consents and approvals, (b) the accuracy of the other parties’ representations and warranties and their compliance with covenants, subject in each case to materiality standards, (c) completion of all payments and performance of all other material obligations under the merger agreement, (d) delivery of tax opinions and (e) absence of certain termination events as discussed below.

As a result of the Bank’s recent charter conversion, the Bank is now supervised jointly by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation, or “FDIC.”  We cannot close the Republic First merger until we receive the approval of the Board of Governors of the Federal Reserve and the Pennsylvania Department of Banking.  The Bank is currently undergoing a routine regulatory examination.  The examination results may not be satisfactory to the Board of Governors of the Federal Reserve and the Pennsylvania Department of Banking, and they may not approve the merger or may require us to satisfy certain requirements to obtain the required regulatory consents and approvals, and no assurance can be given at this time that we will be able to satisfy any such requirements.  Such conditions could materially adversely affect us and the market price of our common stock, and therefore we cannot assure you that the merger will occur in a timely manner or at all.

In addition, if certain termination events occur, Republic First may terminate the Merger Agreement.  Such termination events include, but are not limited to, (a) the failure to complete the merger by October 31, 2009, provided that either party may extend this deadline to December 31, 2009 in the event that regulatory approval of the merger is not received by September 30, 2009, (b) the receipt by Republic First of a superior proposal, as defined by and under the terms of the Merger Agreement, and (c) our stock price trading below certain levels. Under the terms of the merger agreement, the exchange ratio determining the merger consideration will be calculated on the effective date of the merger based on the average closing price of our common stock during twenty (20) consecutive trading days ending on the third calendar day immediately preceding the effective date of the merger.  If such average closing price is below $23.088 and our stock price has performed 20% below the performance of the Nasdaq Bank Index in the period between the signing of the Merger Agreement and the closing of the merger, Republic First will have the option to terminate the Merger Agreement unless Metro increases the exchange ratio in accordance to the terms of the Merger Agreement. Under these circumstances, the merger may not close or it may be more dilutive than expected.

Failure to satisfy all of the closing conditions to the pending Republic First merger, whether related to failing to obtain the required regulatory consents and approvals, triggering certain termination events or otherwise, would prevent the consummation of the merger absent a waiver of those conditions, as to which no assurance can be given. Furthermore, even if we satisfy all of the closing conditions, we cannot assure you that the consummation of the merger will not be delayed beyond our current expectations, possibly significantly. Our inability to consummate the pending Republic First merger or a delay in the merger’s consummation could materially adversely affect us and the market price of our common stock.

 If the merger with Republic First is not completed, we will have incurred substantial expenses without realizing the expected benefits.

We have incurred expenses in connection with the merger transaction and expect to incur additional expenses prior to completing the merger. The completion of the merger depends on the receipt of regulatory approvals. We cannot guarantee that we will receive those approvals. If the merger is not completed, the merger-related expenses that we will have incurred could materially adversely affect us without any of the expected benefits of the merger.

 We may fail to realize the cost savings we estimate for the merger.

The success of the merger, if consummated, will depend, in part, on our ability to realize the estimated cost savings from combining the businesses of Metro and Republic First.  Our management estimated at the time the proposed merger was announced that after the merger of the companies’ banking subsidiaries it expects to achieve annual total cost savings of approximately 20% of Republic First’s 2008 non-interest expense, or approximately $5.0 million, pre-tax, through the reduction of administrative and operational redundancies. While we believe these cost savings estimates are achievable as of the date of this prospectus supplement, it is possible that the potential cost savings could turn out to be more difficult to achieve than originally anticipated. The cost savings estimates depend on the ability to combine the businesses of Metro and Republic First in a manner that permits those cost savings to be realized. If our estimates turn out to be incorrect or Metro and Republic First are not able to successfully combine their two bank subsidiaries, the anticipated cost savings may not be realized fully or at all, or may take longer to realize than expected.

 Combining our two companies may be more difficult, costly or time-consuming than we expect, or could result in the loss of customers.

We and Republic First have operated, and, until the completion of the merger, will continue to operate, independently.  It is possible that the integration process could result in unanticipated adverse affects.   Factors which will affect our ability to successfully integrate our combined operations include, but are not limited to, our ability to:

•	maintain existing relationships with depositors in the banks to minimize withdrawals of deposits subsequent to the merger;

•	continue to operate the ongoing business of Metro and Republic First without disruption, including Republic First’s adoption of Fiserv Solutions’ systems;

•	control our incremental non-interest expense and maintain overall operating efficiencies;

•	retain and attract qualified personnel at the Bank and Republic First Bank; and

•	compete effectively in the communities served by Metro and Republic First and in nearby communities.

 Our business is concentrated and economic conditions in the market areas currently serviced by our companies could materially adversely affect our combined operations.

Metro operates principally in the Central Pennsylvania area and the operations of Republic First are concentrated in Philadelphia, Pennsylvania.  The operating results of Republic First and Metro as a combined company will depend largely on economic conditions in these and surrounding areas. A deterioration in economic conditions in either of these market areas could materially adversely affect our combined operations and:

•	increase loan delinquencies;

•	increase problem assets and foreclosures;

•	increase claims and lawsuits;

•	decrease the demand for our products and services; and

•	decrease the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with nonperforming loans and collateral coverage.

 Risks Related to this Offering and Our Shares

 Our share price may fluctuate.

The market price of our common stock could be subject to significant fluctuations in response to many factors, including, but not limited to:

•	actual or anticipated variations in our results of operations, liquidity or financial condition;

•	changes in our earnings estimates or those of analysts;

•	our failure to pay dividends on common stock;

•	publication of research reports about us or the banking industry generally;

•	changes in market valuations of similar companies;

•
whether the transactions contemplated by the merger agreement with Republic First will be approved by the applicable federal, state and local regulatory authorities and, if approved, whether the other closing conditions to the proposed merger will be satisfied;

•
our ability to complete the proposed merger with Republic First and the merger of Republic First Bank with and into Metro Bank, to integrate successfully Republic First’s assets, liabilities, customers, systems and management personnel into our operations, and to realize expected cost savings and revenue enhancements within expected timeframes or at all;

•
the possibility that expected Republic First merger-related charges will be materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at the effective date of the merger and related adjustments to yield and/or amortization of the acquired assets and liabilities will be materially different from those forecasted;

•	adverse changes in our or Republic First’s loan portfolios and the resulting credit risk-related losses and expenses;

•	the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which either we do or Republic First does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	continued levels of loan quality and volume origination;

•	the adequacy of loan loss reserves;

•	the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the loss of certain key officers or other employees;

•	continued relationships with major customers;

•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	the ability to hedge certain risks economically;

•	effect of terrorist attacks and threats of actual war;

•	deposit flows;

•	changes in accounting principles, policies and guidelines;

•	rapidly changing technology;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Stock markets, in general, have experienced over the past year, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased market volatility could result in a substantial decline in the market price of our common stock.

 Our common stock is not insured by any governmental entity and, therefore, an investment in our common stock involves risk.

Our common stock is not a deposit account or other obligation of any bank, and is not insured by the FDIC or any other governmental entity, and is subject to investment risk, including possible loss.

 There may be future sales of our common stock, which may materially and adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of our common stock, including securities that are convertible into or exchangeable or exercisable for shares of our common stock. We anticipate that we will issue approximately 4 million shares of our common stock upon the closing of the Republic First merger.  The closing of the Republic First merger or our issuance of shares of common stock in the future, arising from the closing of the Republic First merger or otherwise, will dilute the ownership interest of our existing common stockholders.

In addition, as of September 18, 2009, there were 6,532,409 shares of our common stock outstanding. Most of these shares are available for resale in the public market without restriction, except for shares held by our affiliates. Generally, our affiliates may either sell their shares under a registration statement or in compliance with the volume limitations and other requirements imposed by Rule 144 under the Securities Act.

As of September 18, 2009, there were 668,505 shares of our common stock issuable upon conversion, exchange or exercise in respect of outstanding securities, warrants or options, and we had the authority to issue up to approximately 684,954 shares of our common stock under our stock option plans and 213,830 shares under our Dividend Reinvestment and Stock Purchase Plan. We also anticipate issuing approximately four million shares of our common stock upon the closing of the Republic First merger.

Additionally, the sale of substantial amounts of our common stock or securities convertible into or exchangeable or exercisable for our common stock, whether directly by us in this offering or future offerings or by existing common stockholders in the secondary market, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could, in turn, materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue other equity securities that are senior to our common stock in the future for a number of reasons, including, without limitation, to support operations and growth, to maintain our capital ratios and to comply with any future changes in regulatory standards.

Our common stock is currently traded on the Nasdaq Global Select Market. During the twelve months ended December 31, 2008, the average daily trading volume for our common stock was approximately 12,400 shares.  As a result, sales of our common stock may place significant downward pressure on the market price of our common stock. Furthermore, it may be difficult for holders to resell their shares at prices they find attractive, or at all.

 Our common stock is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all indebtedness and preferred equity claims against our subsidiaries.

Shares of our common stock are common equity interests in us and, as such, will rank junior to all of our existing and future indebtedness and other liabilities. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors and preferred stockholders. As of June 30, 2009, we had $224.4 million of outstanding debt and the aggregate liquidation preference of all our outstanding preferred stock was $1.0 million.

 Our ability to pay dividends depends upon the results of operations of our subsidiaries.

Neither the Company nor the Bank has declared or paid cash dividends on its common stock since the Bank began operations in June 1985.  Our Board of Directors intends to follow a policy of retaining earnings for the purpose of increasing the Company’s and the Bank’s capital for the foreseeable future.  Although the Board of Directors anticipates establishing a cash dividend policy in the future, no assurance can be given that cash dividends will be paid.

Holders of our common stock are entitled to receive dividends if, as and when declared from time to time by our board of directors in its sole discretion out of funds legally available for that purpose, after debt service payments and payments of dividends required to be paid on our outstanding preferred stock, if any.  Prior to the completion of the merger with Republic First, we must obtain the consent of Republic First prior to declaring or paying any dividends on our common stock.

While we are not subject to certain restrictions on dividends applicable to a bank, our ability to pay dividends to the holders of our common stock will depend to a large extent upon the amount of dividends paid by the Bank to us.  Regulatory authorities restrict the amount of cash dividends the Bank can declare and pay without prior regulatory approval. Presently, the Bank cannot declare or pay dividends in any one year in excess of retained earnings for that year subject to risk based capital requirements.

 This offering is expected to be dilutive.

 Giving effect to the issuance of common stock in this offering, we expect that this offering will have a dilutive effect on our expected earnings per common share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

 “Anti-takeover” provisions may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to our shareholders.

We are a Pennsylvania corporation. Anti-takeover provisions in Pennsylvania law and our articles of incorporation and bylaws could make it more difficult for a third party to acquire control of us. These provisions could adversely affect the market price of our common stock and could reduce the amount that shareholders might receive if we are sold. For example, our articles of incorporation provide that our Board of Directors may issue up to 960,000 shares of preferred stock without shareholder approval, subject to the rights of the outstanding shares of preferred stock. In addition, “anti-takeover” provisions in our articles of incorporation and federal and state laws, including Pennsylvania law, may restrict a third party’s ability to obtain control of the Company and may prevent shareholders from receiving a premium for their shares of our common stock.

 Our executive officers, directors and other five percent or greater shareholders own a significant percentage of our company, and could influence matters requiring approval by our shareholders.

As of September 18, 2009, our executive officers and directors as a group owned and had the right to vote approximately 24.0% of our outstanding stock and other five percent or greater shareholders owned and had the right to vote approximately 18.8% of our outstanding common stock. These shareholders, acting together, would be able to influence matters requiring approval by our shareholders, including the election of directors. This concentration of ownership might also have the effect of delaying or preventing a change of control of Metro.

Risks related to Republic First

 Republic First’s earnings are sensitive to fluctuations in interest rates.

Republic First’s earnings depend on the earnings of Republic First Bank. Republic First Bank is dependent primarily upon the level of net interest income, which is the difference between interest earned on its interest-earning assets, such as loans and investments, and the interest paid on its interest-bearing liabilities, such as deposits and borrowings. Accordingly, the operations of Republic First Bank are subject to risks and uncertainties surrounding their exposure to change in the interest rate environment.

 Republic First’s earnings and financial condition may be negatively impacted by a general economic downturn or changes in the credit risk of its borrowers.

Republic First Bank’s results of operations and financial condition are affected by the ability of its borrowers to repay their loans.  Lending money is an essential part of the banking business.  However, borrowers do not always repay their loans.  The risk of non-payment is affected by credit risks of a particular borrower, changes in economic conditions, the duration of the loan and in the case of a collateralized loan, uncertainties as to the future value of the collateral and other factors.

 Republic First’s results of operations are significantly affected by the ability of its borrowers to repay their loans and if borrowers do not repay their loans, Republic First will be exposed to credit risk.

Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The risk of non-payment is affected by:

•	credit risks of a particular borrower;

•	changes in economic and industry conditions;

•	the duration of the loan; and

•	in the case of a collateralized loan, uncertainties as to the future value of the collateral.

The current economic and market conditions in the United States and around the world may heighten the risk of non-payment. Generally, commercial/industrial, construction and commercial real estate loans present a greater risk of non-payment by a borrower than other types of loans. In addition, consumer loans typically have shorter terms and lower balances with higher yields compared to real estate mortgage loans, but generally carry higher risks of default. Consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans.

While Republic First intends to maintain a prudent approach to extending credit by undertaking due diligence and credit scoring to determine the risk of each credit application, there can be no guarantee that these measures will be sufficient to mitigate its exposure to credit risk.  If Republic First fails to adequately manage its credit risk, it could materially and adversely affect them.

 Republic First may be required to make further increases in their provisions for loan losses and to charge off additional loans in the future, which could materially and adversely affect Republic First.

There is no precise method of predicting loan losses.  Republic First can give no assurance that the allowance for their loan losses is or will be sufficient to absorb actual loan losses.  Republic First maintains an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expense, that represents management’s best estimate of probable incurred losses within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The level of the allowance reflects management’s continuing evaluation of specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions; industry concentrations and other unidentified losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and judgment and requires Republic First to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of Republic First’s control, may require Republic First to increase their allowance for loan losses. Increases in nonperforming loans have a significant impact on Republic First’s allowance for loan losses. If current trends in the real estate markets continue, Republic First could continue to experience increased delinquencies and credit losses, particularly with respect to real estate construction and land acquisition and development loans and one-to-four family residential mortgage loans. Moreover, Republic First expects that the current recession will negatively impact economic conditions in their market areas and that they could experience significantly higher delinquencies and credit losses.

In addition, bank regulatory agencies periodically review Republic First’s allowance for loan losses and may require them to increase the provision for loan losses or to recognize further loan charge-offs, based on judgments that differ from those of management. Republic First has taken action to resolve certain credit and financial performance issues, including taking an $8.3 million special provision for the second quarter of 2009.  If loan charge-offs in future periods exceed their allowance for loan losses, they will need to record additional provisions to increase Republic First’s allowance for loan losses. Furthermore, growth in Republic First’s loan portfolio would generally lead to an increase in the provision for loan losses. Any increases in Republic First’s allowance for loan losses will result in a decrease in net income and capital, and may have a material adverse effect on Republic First’s financial condition, results of operations and cash flows.

In addition to the special provision, in response to the March 2009 FDIC examination, Republic First Bank is also required to enhance a variety of its policies, procedures and processes regarding asset quality, earnings and loan concentrations. Republic First Bank believes that it has already implemented a number of changes to its policies, procedures and process in the last several months that they believe address many of these issues. Similarly, following its 2008 compliance examination, Republic First Bank was notified by banking regulators that its compliance function was subject to informal supervisory oversight. Republic First Bank was required to improve its policies, procedures and processes relating to its compliance monitoring functions. Republic First Bank has already implemented a number of changes to its policies, procedures and processes that they believe address most if not all of these issues.

 Republic First’s concentration of commercial real estate loans could result in increased loan losses.

Commercial real estate, or “CRE,” is cyclical and poses risks of loss to Republic First due to concentration levels and similar risks of the asset, especially since Republic First had 86.2% of its loan portfolio in CRE as of June 30, 2009. The banking regulators continue to give CRE lending greater scrutiny, and banks with higher levels of CRE loans are expected to implement improved underwriting, internal controls, risk management policies and portfolio stress testing, as well as higher levels of allowances for possible losses and capital levels as a result of CRE lending growth and exposures. Republic First’s management has already reduced the concentration of CRE in its loan portfolio, and has efforts underway to further reduce such concentration during the balance of  2009. In addition, if the merger between the Company and Republic First is consummated, CRE loans will be 46.8% of the Company’s loan portfolio on a pro forma basis.

 Republic First’s results of operations may be materially and adversely affected by other-than-temporary impairment charges relating to its investment portfolio.

Republic First may be required to record future impairment charges on its investment securities if they suffer declines in value that Republic First considers other-than-temporary. Numerous factors, including the lack of liquidity for re-sales of certain investment securities, the absence of reliable pricing information for investment securities, adverse changes in the business climate, adverse regulatory actions or unanticipated changes in the competitive environment, could have a negative effect on Republic First’s investment portfolio in future periods. If an impairment charge is significant enough, it could affect the ability of Republic First Bank to pay dividends to Republic First, which could have a material adverse effect on its liquidity and its ability to pay dividends to shareholders. Significant impairment charges could also negatively impact Republic First’s regulatory capital ratios and result in Republic First Bank not being classified as “well-capitalized” for regulatory purposes.

 Republic First’s disclosure controls and procedures may not achieve their intended objectives.

Republic First’s system of internal controls cannot provide assurance of achieving their intended objectives because of inherent limitations.  Internal control processes that involve human diligence and compliance are subject to lapses in judgment and breakdowns resulting from human failures.  Internal controls can also be circumvented by collusion or improper management override.

In connection with Republic First’s management’s assessment of its internal control over financial reporting at December 31, 2008, Republic First’s management identified certain material weaknesses and significant deficiencies related to, among other items, other than temporarily impaired investment securities and the financial statement reporting process.  Even though Republic First has taken remedial actions which Republic First management believe have corrected the identified material weaknesses and significant deficiencies, there is no assurance that Republic First’s management will not identify new material weaknesses or deficiencies or that additional measures to address such weaknesses or deficiencies will not be required in the future. You should see Item 9A and “Management’s Report on Internal Control Over Financial Reporting” included in Republic First’s annual report on Form 10-K as well as Item 4 of Republic First’s quarterly reports on Form 10-Q, all incorporated by reference in this prospectus supplement and the accompanying base prospectus, for additional information.  Because of such prior material weaknesses, there is an increased risk that material misstatements due to error or fraud may not be prevented or detected on a timely basis by Republic First’s internal controls.

 Republic First faces increasing competition in its market from other banks and financial institutions.

Republic First Bank may not be able to compete effectively in its markets, which could adversely affect its results of operations.  The banking and financial services industry in Republic First Bank’s market area is highly competitive.  The increasingly competitive environment is a result of changes in regulation, changes in technology and product delivery systems, and the accelerated pace of consolidation among financial service providers.  Larger institutions have greater access to capital markets, with higher lending limits and a broader array of services.  Competition may require increases in deposit rates and decreases in loan rates, and adversely impact Republic First’s net interest margin.

 Government regulation restricts the scope of Republic First’s operations.

Republic First and Republic First Bank operate in a highly regulated environment and are subject to supervision and regulation by several governmental regulatory agencies, including the FDIC, the Pennsylvania Department of Banking and the FRB.  Republic First and Republic First Bank are subject to federal and state regulations governing virtually all aspects of their activities, including but not limited to, lines of business, liquidity, investments, the payment of dividends, and others.  Regulations that apply to Republic First and Republic First Bank are generally intended to provide protection for depositors and customers rather than for investors.  Republic First and Republic First Bank will remain subject to these regulations, and to the possibility of changes in federal and state laws, regulations, governmental policies, income tax laws and accounting principles.  Changes in the regulatory environment in which Republic First and Republic First Bank operate could adversely affect the banking industry as a whole and Republic First and Republic First Bank’s operations in particular.  For example, regulatory changes could limit Republic First’s growth and its return to investors by restricting such activities as the payment of dividends, mergers with or acquisitions by other institutions, investments, loans and interest rates, and providing securities, insurance or trust services.  Such regulations and the cost of adherence to such regulations can have a significant impact on earnings and financial condition.

Also, legislation may change present capital requirements, which could restrict Republic First and Republic First Bank’s activities and require the Republic First and Republic First Bank to maintain additional capital.  Republic First and Republic First Bank cannot predict what changes, if any, legislators and federal and state agencies will make to existing federal and state legislation and regulations or the effect that such changes may have on Republic First and Republic First Bank’s business.

Republic First anticipates increased and/or changes in regulations as a result of the current turmoil in the financial markets and the efforts of government agencies to stabilize the financial system.

 Republic First’s business is concentrated in and dependent upon the continued growth and welfare of its primary market area.

Republic First operates primarily in the Philadelphia geographic market.  Its success depends upon the business activity, population, income levels, deposits and real estate activity in this market. Although Republic First’s customers’ business and financial interests may extend well beyond this market area, adverse economic conditions that affect Republic First’s home market could reduce its growth rate, affect the ability of its customers to repay their loans to Republic First and generally affect its financial condition and results of operations. Because of Republic First’s geographic concentration, it is less able than other regional or national financial institutions to diversify its credit risks across multiple markets.

 Republic First’s community banking strategy relies heavily on its management team, and the unexpected loss of key managers may materially and adversely affect Republic First’s operations.

Much of Republic First’s success to date has been influenced strongly by its ability to attract and to retain senior management experienced in banking and financial services and familiar with the communities in its market. Republic First’s ability to retain executive officers, the current management teams, branch managers and loan officers of its bank subsidiary will continue to be important to the successful implementation of its strategy. It is also critical for Republic First, as it grows, to be able to attract and retain qualified additional management and loan officers with the appropriate level of experience and knowledge about its market areas to implement its community-based operating strategy. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could materially and adversely effect Republic First.

 Republic First has a continuing need for technological change and it may not have the resources to effectively implement new technology.

The financial services industry is constantly undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Republic First future success will depend in part upon its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in its operations as Republic First continues to grow and expand in its market. Many of Republic First’s larger competitors have substantially greater resources to invest in technological improvements. As a result, they may be able to offer additional or superior products to those that Republic First will be able to offer, which would put Republic First at a competitive disadvantage. Accordingly, Republic First cannot provide you with assurance that it will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to its customers.

 System failure or breaches of Republic First’s network security could subject it to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure Republic First uses could be vulnerable to unforeseen problems. Republic First’s operations are dependent upon its ability to protect its computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in Republic First’s operations could have a material adverse effect on its financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through Republic First’s computer systems and network infrastructure, which may result in significant liability to Republic First and may cause existing and potential customers to refrain from doing business with it. Although Republic First, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms Republic First and its third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could materially and adversely effect Republic First.

 Republic First is subject to certain operational risks, including, but not limited to, customer or employee fraud and data processing system failures and errors.

Employee errors and misconduct could subject Republic First to financial losses or regulatory sanctions and seriously harm its reputation. Misconduct by Republic First’s employees could include hiding unauthorized activities, improper or unauthorized activities on behalf of customers or improper use of confidential information. It is not always possible to prevent employee errors and misconduct, and the precautions Republic First takes to prevent and detect this activity may not be effective in all cases. Employee errors could also subject Republic First to financial claims for negligence.

Republic First maintains a system of internal controls and insurance coverage to mitigate operational risks, including data processing system failures and errors and customer or employee fraud. Should Republic First’s internal controls fail to prevent or detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could materially and adversely effect Republic First.

 Republic First is exposed to environmental liabilities with respect to properties to which it takes title.

A significant portion of Republic First’s loan portfolio is secured by real property. In the course of Republic First’s business, it may foreclose on and take title to real estate securing such loans and in doing so could become subject to environmental liabilities with respect to these properties. Republic First may become responsible to a governmental agency or third parties for property damage, personal injury, investigation and clean-up costs incurred by those parties in connection with environmental contamination, or may be required to investigate or clean- up hazardous or toxic substances, or chemical releases at a property. The costs associated with environmental investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, Republic First may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property.  Although Republic First has policies and procedures to perform an environmental review before initiating any foreclosure action on real property, these reviews may not be sufficient to detect all potential environmental hazards.  If Republic First were to become subject to significant environmental liabilities, it could materially and adversely effect Republic First.

 Unfavorable economic and market conditions due to the current global financial crisis may adversely affect Republic First’s financial position and results of operations.

Economic and market conditions in the United States and around the world have deteriorated significantly and may remain depressed for the foreseeable future.  Conditions such as slowing or negative growth and the sub-prime debt devaluation crisis have resulted in a low level of liquidity in many financial markets, and extreme volatility in credit, equity and fixed income markets.  These economic developments could have various effects on Republic First’s business, including insolvency of major customers and a negative impact on the investment income it is able to earn on its investment portfolio.  Lending money is an essential part of the banking business.  Due to the current economic conditions, customers may be unable or unwilling to borrow money or repay funds already borrowed.  The risk of non-payment is affected by credit risks of a particular customer, changes in economic conditions, the duration of the loan and in the case of a collateralized loan, uncertainties as to the future value of the collateral and other factors.  The potential effects of the current global financial crisis are difficult to forecast and mitigate.  As a consequence, Republic First’s operating results for a particular period are difficult to predict.  Distress in the credit markets and issues relating to liquidity among financial institutions have resulted in the failure of some financial institutions around the world and others have been forced to seek acquisition partners. The United States and other governments have taken unprecedented steps in efforts to stabilize the financial system, including investing in financial institutions. There can be no assurance that these efforts will succeed.  Republic First’s business and its financial condition and results of operations could be adversely affected by (1) continued or accelerated disruption and volatility in financial markets; (2) continued capital and liquidity concerns regarding financial institutions; (3) limitations resulting from further governmental action in an effort to stabilize or provide additional regulation of the financial system; or (4) recessionary conditions that are deeper or longer lasting than currently anticipated.

Use of Proceeds

We estimate that, after deducting the underwriting discounts and commissions and other expenses of this offering payable by us, our net proceeds from this offering will be approximately $             (or approximately $            if the underwriters exercise their over-allotment option in full). We intend to use the net proceeds from the sale of our common stock for general corporate purposes.

Market Price of Common Stock and Dividends

Our common stock is listed on the Nasdaq Global Select Market under the symbol “METR.”  As of September 18, 2009, we had 6,532,409 shares of common stock issued and outstanding, held by approximately 2,200 holders of record.  The last reported sales price per share of our common stock on September 17, 2009, was $16.02.  The following table sets forth the high and low sales price for our common stock on the Nasdaq Global Select Market during the periods indicated.

	Price Range
	High	Low
2009
Third Quarter (through September 17, 2009)	$19.99	$15.06
Second Quarter	22.95	17.60
First Quarter	27.48	11.00

2008
Fourth Quarter	$31.00	$22.23
Third Quarter	33.82	20.81
Second Quarter	29.39	24.01
First Quarter	27.92	23.79

2007
Fourth Quarter	$33.11	$27.46
Third Quarter	31.65	22.35
Second Quarter	29.28	25.20
First Quarter	29.26	26.09

 Dividends and Dividend History

We distributed to stockholders 5% stock dividends in December 1992 and annually from February 1994 through February 2004.  We also distributed to stockholders a two-for-one stock split (payable in the form of a 100% stock dividend) on August 7, 1995 and on February 25, 2005.  Neither the Company nor the Bank has declared or paid cash dividends on its common stock since the Bank began operations in June 1985.  Our Board of Directors intends to follow a policy of retaining earnings for the purpose of increasing the Company’s and the Bank’s capital for the foreseeable future.  Although the Board of Directors anticipates establishing a cash dividend policy in the future, no assurance can be given that cash dividends will be paid.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors with respect to the common stock in its sole discretion out of funds of the Company legally available therefor. While the Company is not subject to certain restrictions on dividends and stock redemptions applicable to a bank, the ability of the Company to pay dividends to the holders of its common stock will depend to a large extent upon the amount of dividends paid by the Bank to the Company.  Regulatory authorities restrict the amount of cash dividends the Bank can declare without prior regulatory approval. Presently, the Bank cannot declare dividends in one year in excess of retained earnings subject to risk based capital requirements.

Our ability to pay dividends on our common stock in the future will depend on the earnings, liquidity, cash flows and the financial condition of the Bank and the Company. Our ability to pay dividends will be subject to the prior payment by us of payments due in respect of our outstanding debt obligations and any preferred stock, as well as any covenants in our financing arrangement and applicable Pennsylvania law, as well as other factors that may exist at the time.  Prior to the completion of the merger with Republic First, we must obtain the consent of Republic First prior to declaring or paying any dividends on our common stock.

Capitalization

The following table sets forth our consolidated capitalization as of June 30, 2009:

•	on an actual basis;

•
on an as adjusted basis giving effect to the sale of 4,681,648 shares of common stock in this offering (assuming no exercise of the underwriters’ over-allotment option) at an assumed public offering price of $16.02 per share, which was the reported last sale price of our common stock on September 17, 2009.

•	on a pro forma basis giving effect to the Republic First merger, including the issuance of approximately four million shares of our common stock; and

•
on a pro forma as adjusted basis to give effect to the Republic First merger, including the issuance of common stock, as described above, and the sale of 4,681,648 shares of common stock in this offering (assuming no exercise of the underwriters’ over-allotment option) at an assumed public offering price of $16.02 per share, which was the reported last sale price of our common stock on September 17, 2009.

The following data is qualified in its entirety by, and should be read in conjunction with, our unaudited consolidated financial statements and notes thereto and the unaudited consolidated financial statements of Republic First and the notes thereto, in each case incorporated in this prospectus supplement and the accompanying base prospectus by reference.

	As of June 30, 2009
(in thousands)	Actual	As Adjusted(1)	Pro Forma(2)	Pro Forma as Adjusted(3)
Cash and Cash Equivalents:	$53,646	$53,646	$110,912	$110,912
Long-Term Debt:	$79,400	$79,400	$127,196	$127,196
Stockholders’ Equity:
Preferred Stock(4)	$400	$400	$400	$400
Common Stock(5)	6,514	11,196	10,535	15,217
Surplus	74,955	141,148	146,299	212,492
Retained Earnings	51,125	51,125	51,125	51,125
Accumulated other comprehensive loss	(14,879)	(14,879)	(14,879)	(14,879)
Total Stockholders’ Equity	$118,115	$188,990	$193,480	$264,355
Total Long-Term Debt and Stockholders’ Equity	$197,515	$268,390	$320,676	$391,551
Selected Ratios:
Tangible Common Equity to Tangible Assets	5.63%	9.03%	5.88%	8.24%
Leverage Ratio	7.68	11.06	8.04	10.39
Tier 1 Risk-Based Capital Ratio	9.38	13.51	9.62	12.43
Total Risk-Based Capital Ratio	10.51	14.64	10.39	13.20
Book value per share	$17.97	$16.79	$18.27	$17.30
Tangible book value per share	17.97	16.79	16.78	16.27
____________________
(1)
Consolidated capitalization giving effect to the sale of 4,681,648 shares of common stock in this offering at an assumed public offering price of $16.02  per share, for total proceeds of approximately $75 million.

(2)	Consolidated capitalization on a pro forma basis giving effect to the Republic First merger, including the issuance of approximately 4 million shares of our common stock.
(3)
Consolidated capitalization on a pro forma as adjusted basis giving effect to the Republic First merger, including the issuance of approximately 4 million shares of our common stock, and the sale of 4,681,648 shares of common stock in this offering at an assumed public offering price of $16.02 per share, for total proceeds of approximately $75 million.

(4)	At June 30, 2009 we had 1,000,000 shares of preferred stock authorized, of which 40,000 were outstanding.
(5)
At June 30, 2009, we had 25,000,000 shares of common stock authorized, of which 6,514,653 were outstanding, not including 670,294 shares of our common stock issuable upon conversion, exchange or exercise in respect of outstanding securities, warrants or options.

Unaudited Pro Forma Combined Condensed Financial Information

The following table shows information about our financial condition and results of operations, including per share data, after giving effect to the pending Republic First merger. This information is called pro forma financial information in this document. The table sets forth the information as if the merger had become effective on December 31, 2008 and June 30, 2009, with respect to financial condition data, and on January 1, 2009 and January 1, 2008, respectively, with respect to results of operations data, for the periods ending June 30, 2009 and December 31, 2008. This pro forma financial information assumes that the merger is accounted for using the purchase method of accounting and represents a current estimate based on available information of the combined companies’ results of operations.  This table should be read in conjunction with, and is qualified in its entirety by, the more detailed pro forma financial information, including the notes thereto, and the historical financial statements, including the notes thereto, of Metro and Republic First which are incorporated by reference into this prospectus supplement and the accompanying base prospectus. See “Documents Incorporated by Reference.” The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies and asset dispositions, among other factors, that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.  Please note that the pending Republic First merger is subject to various conditions, including regulatory approval, and that no assurance can be given that the merger will be consummated on the terms specified in the merger agreement, or at all.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate financial results of the combined companies had the companies actually been combined at the beginning of each period presented. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment.  Furthermore, the acquisition of Republic First will be accounted for in accordance with SFAS 141R.  In accordance with SFAS 141R, the assets acquired and the liabilities assumed will be measured based on preliminary estimates of acquisition-date fair values. The final determination of the recognition and measurement of the assets acquired and liabilities assumed will be based on the fair value of actual net tangible and intangible assets and liabilities of Republic First at the closing date  of the acquisition.  Because the pro forma financial information has been prepared based on preliminary estimates, the final amounts recorded for the acquisition-date fair values may differ from the information presented.

		Metro	Republic First	Pro Forma		Pro Forma
		12/31/2008	12/31/2008	Adjustments		Consolidated
	(dollars in thousands, except per share data)
Assets	Cash and due from banks	$49,511	$12,925	$-		$62,436
	Interest bearing deposits with banks	-	334	-		334
	Federal funds sold	-	21,159	-		21,159
	Cash and cash equivalents	49,511	34,418	-		83,929
	Securities, available for sale at fair value	341,656	83,032	-		424,688
	Securities, held to maturity at cost	152,587	198	-	(J)	152,785
	Loans, held for sale	41,148	-	-		41,148
	Loans receivable, net of allowance for loan losses	1,423,064	774,673	(14,720)	(A)	2,183,017
	Restricted investments in bank stock	21,630	6,836	-		28,466
	Premises and equipment, net	87,059	14,209	-	(J)	101,268
	Goodwill	-	-	-	(B)	-
	Other Intangibles	-	-	12,173	(C)	12,173
	Other assets	23,872	38,614	-		62,486
	Total assets	$2,140,527	$951,980	$(2,547)		$3,089,960

		Metro	Republic First	Pro Forma		Pro Forma
		12/31/2008	12/31/2008	Adjustments		Consolidated
Liabilities	Deposits:
	Noninterest-bearing	$280,556	$70,814	$-		$351,370
	Interest-bearing	1,353,429	668,353	3,598	(D)	2,025,380
	Total deposits	1,633,985	739,167	3,598		2,367,750
	Short-term borrowings and repurchase agreements	300,125	77,309	-		377,434
	Long-term debt	79,400	47,476	(124)	(E)	126,752
	Deferred tax liability	-	-	(2,107)	(F)	(2,107)
	Other liabilities	12,547	8,701	-		21,248
	Total liabilities	2,026,057	872,653	1,367		2,900,077

Stockholders’ Equity	Preferred stock - Series A noncumulative; $10.00 par value	400	-	-		400
	Common stock - $1.00 par value for Metro,
	$0.01 par value for Republic First	6,446	110	(110)	(H)	10,454
				4,008	(G)
	Surplus	73,221	76,629	893	(I)	144,337
				(76,629)	(H)
				70,222	(G)
	Retained earnings (accumulated deficit)	51,683	3,979	(3,979)	(H)	51,973
				290	(B)
	Accumulated other comprehensive loss	(17,280)	(1,391)	1,391	(H)	(17,280)
	Total stockholders’ equity	114,470	79,327	(3,914)		189,883
	Total liabilities and stockholders’ equity	$2,140,527	$951,980	$(2,547)		$3,089,960

(A) Fair value adjustment to Republic First’s loans.
(B) To record excess purchase price over fair value of assets and liabilities.
(C) To record fair value of Republic First’s core deposit intangible.
(D) Fair value adjustment to Republic First’s non-core deposit intangible.
(E) Fair value adjustment to Republic First’s long-term borrowings.
(F) Adjustment to record the net deferred tax impact arising from adjustments to record fair values of assets and    liabilities.  The tax effect of the pro forma adjustments employed an incremental tax rate of 35%.
(G) To record purchase price.
(H) Adjustment to eliminate Republic First’s historical shareholders’ equity.
(I) Write up of the intrinsic value of Republic First’s convertible preferred trust preferred.
(J) Fair value adjustment was deemed immaterial.

		Metro	Republic First	Pro Forma		Pro Forma
		6/30/2009	6/30/2009	Adjustments		Consolidated
	(dollars in thousands, except per share data)
Assets	Cash and due from banks	$53,646	$36,109	$-		$89,755
	Interest bearing deposits with banks	-	150	-		150
	Federal funds sold	-	21,007	-		21,007
	Cash and cash equivalents	53,646	57,266	-		110,912
	Securities, available for sale at fair value	289,875	73,932	-		363,807
	Securities, held to maturity at cost	114,894	159	-	(J)	115,053
	Loans, held for sale	47,384	-	-		47,384
	Loans receivable, net of allowance for loan losses	1,433,123	731,981	(11,835)	(A)	2,153,269
	Restricted investments in bank stock	21,630	6,836	-		28,466
	Premises and equipment, net	88,775	22,594	-	(J)	111,369
	Goodwill	-	-	8,082	(B)	8,082
	Other Intangibles	-	-	7,587	(C)	7,587
	Other assets	31,846	44,348	-		76,194
	Total assets	$2,081,173	$937,116	$3,834		$3,022,124

Liabilities	Deposits:
	Noninterest-bearing	$323,388	$91,642	$-		$415,030
	Interest-bearing	1,401,072	716,994	1,623	(D)	2,119,689
	Total deposits	1,724,460	808,636	1,623		2,534,719
	Short-term borrowings and repurchase agreements	145,035	-	-		145,035
	Long-term debt	79,400	47,476	320	(E)	127,196
	Deferred tax liability	-	-	(2,167)	(F)	(2,167)
	Other liabilities	14,163	9,697	-		23,860
	Total liabilities	1,963,058	865,809	(224)		2,828,644

Stockholders’ Equity	Preferred stock - Series A noncumulative; $10.00 par value	400	-	-		400
	Common stock - $1.00 par value for Metro,
	$0.01 par value for Republic First	6,514	111	(111)	(H)	10,535
				4,021	(G)
	Surplus	74,955	76,931	893	(I)	146,299
				(76,931)	(H)
				70,451	(G)
	Retained earnings (accumulated deficit)	51,125	(3,840)	3,840	(H)	51,125
	Accumulated other comprehensive loss	(14,879)	(1,895)	1,895	(H)	(14,879)
	Total stockholders’ equity	118,115	71,307	4,058		193,480
	Total liabilities and stockholders’ equity	$2,081,173	$937,116	$3,834		$3,022,124

(A)  Fair value adjustment to Republic First’s loans.
(B)  To record excess purchase price over fair value of assets and liabilities.
(C)  To record fair value of Republic First’s core deposit intangible.
(D)  Fair value adjustment to Republic First’s non-core deposits.
(E)  Fair value adjustment to Republic First’s long-term borrowings.
(F)  Adjustment to record the net deferred tax impact arising from adjustments to record fair values of assets and liabilities.  The tax effect of the pro forma adjustments employed an incremental tax rate of 35%.
(G)  To record purchase price.
(H)  Adjustment to eliminate Republic First’s historical shareholders’ equity.
(I)  Write up of the intrinsic value of Republic First’s convertible preferred trust preferred.
(J)  Fair value adjustment was deemed immaterial.

			Metro	Republic First
			Year Ended December 31,

		(in thousands, except per share amounts)	2008	2008	Pro Forma Adjustments		Pro Forma Consolidated

Interest		Loans receivable, including fees	$82,674	$48,846	$1,894	(A)	$133,414
Income		Securities :
		Taxable	28,401	4,479	-		32,880
		Tax - exempt	65	433	-		498
		Federal funds sold	0	218	-		218
		Total interest income	111,140	53,976	1,894		167,010

Interest		Deposits	22,211	21,321	(3,368)	(B)	40,164
Expense		Other Borrowings	10,224	3,760	67	(C)	14,051
		Total interest expense	32,435	25,081	(3,301)		54,215
		Net interest income	78,705	28,895	5,195		112,795
		Provision for loan losses	7,475	7,499			14,974
		Net interest income after provision for loan losses	71,230	21,396	5,195		97,821

Noninterest		Service charges and other fees	23,929	1,546	-		25,475
Income		Other operating income	923	1,129	-		2,052
		Gain or (loss) on sale/call of securities	(157)	5	-		(152)
		Impairment charge on investment securities	-	(1,438)	-		(1,438)
		Total other-than-temporary impairment losses	-	-	-
		Portion of loss recognized in other comprehensive income (before taxes)	-	-	-
		Gain on sales of loans	738	-	-		738
		Total noninterest income	25,433	1,242	-		26,675

Noninterest		Salaries and employee benefits	38,085	9,629	-		47,714
Expenses		Occupancy	8,087	2,447	-		10,534
		Furniture and equipment	4,307	1,343	-		5,650
		Advertising and marketing	2,747	464	-		3,211
		Data processing	7,234	845	-		8,079
		Amortization of intangibles	-	-	2,213	(D)	2,213
		Other	17,449	9,159	-		26,608
		Total noninterest expenses	77,909	23,887	2,213		104,009
		Income (loss) before income taxes	18,754	(1,249)	2,982		20,487
		Provision (benefit) for federal income taxes	5,853	(777)	1,044		6,120
		Net income (loss)	$12,901	$(472)	$1,938		$14,367
	Net income (loss) per common share:	Basic	$2.02	$(0.04)			$1.38
		Diluted	1.97	(0.04)			1.34
	Average Common and Common Equivalent Shares Outstanding:
		Basic	6,356	10,503	(10,503)	(E)	10,377
					4,021	(F)
		Diluted	6,520	10,503	(10,503)	(E)	10,541
					4,021	(F)
(A)  Amortization of fair value adjustment to loans using a level yield method.
(B)  Amortization of fair value adjustment to non-core deposits using a level yield method.
(C)  Amortization of fair value adjustment to long-term borrowings using a level yield method.
(D)  Amortization of core deposit intangible over a 10 year period using a sum of the digits method.
(E)  Adjustment to eliminate Republic First’s historic shareholders’ equity.
(F)  To record purchase price.

			Metro	Republic First
			Six Months Ended June 30,

		(in thousands, except per share amounts)	2009	2009	Pro Forma Adjustments		Pro Forma Consolidated

Interest		Loans receivable, including fees	$39,825	$19,853	$722	(A)	$60,400
Income		Securities :
		Taxable	10,393	1,972	-		12,365
		Tax - exempt	33	216	-		249
		Federal funds sold	-	22	-		22
		Total interest income	50,251	22,063	722		73,036

Interest		Deposits	8,724	7,296	(755)	(B)	15,265
Expense		Other Borrowings	3,175	1,117	(160)	(C)	4,123
		Total interest expense	11,899	8,413	(915)		19,397
		Net interest income	38,352	13,650	1,637		53,639
		Provision for loan losses	6,900	13,050	-		19,950
		Net interest income after provision for loan losses	31,452	600	1,637		33,689

Noninterest		Service charges and other fees	11,351	955	-		12,306
Income		Other operating income	337	278	-		615
		Gain or (loss) on sale/call of securities	55	-	-		55
		Impairment charge on investment securities	-	(199)	-		(199)
		Total other-than-temporary impairment losses	(3,722)	-	-		(3,722)
		Portion of loss recognized in other comprehensive income (before taxes)	2,349	-	-		2,349
		Gain on sales of loans	56	-	-		56
		Total noninterest income	10,426	1,034	-		11,460

Noninterest		Salaries and employee benefits	21,298	6,633	-		27,931
Expenses		Occupancy	4,031	1,439	-		5,470
		Furniture and equipment	2,116	708	-		2,824
		Advertising and marketing	1,045	58	-		1,103
		Data processing	4,202	482	-		4,684
		Amortization of intangibles	-	-	690	(D)	690
		Other	10,573	6,384	-		16,957
		Total noninterest expenses	43,265	15,704	690		59,659
		Loss before income taxes	(1,387)	(14,070)	947		(14,510)
		Benefit for federal income taxes	(869)	(4,875)	331		(5,413)
		Net loss	$(518)	$(9,195)	$615		$(9,098)
	Net loss per common share:	Basic	$(0.09)	$(0.86)			$(0.87)
		Diluted	(0.09)	(0.86)			(0.87)
	Average Common and Common Equivalent Shares Outstanding:
		Basic	6,484	10,644	(10,644)	(E)	10,505
					4,021	(F)
		Diluted	6,484	10,644	(10,644)	(E)	10,505
					4,021	(F)

(A)  Amortization of fair value adjustment to loans using a level yield method.
(B)  Amortization of fair value adjustment to non-core deposits using a level yield method.
(C)  Amortization of fair value adjustment to long-term borrowings using a level yield method.
(D)  Amortization of core deposit intangible over a 10 year period using a sum of the digits method.
(E)  Adjustment to eliminate Republic First’s historic shareholders’ equity.
(F)  To record purchase price.

Certain U.S. Federal Income Tax Consequences

 General

The following is a general discussion of certain U.S. federal income and, to the limited extent set forth below, estate tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock applicable to U.S. and non-U.S. holders who acquire such shares pursuant to this offering.

The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect).

This discussion does not address all aspects of U.S. federal income or estate taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address any aspects of state, local, or non-U.S. taxes, or other tax considerations that may be relevant to holders of shares of common stock in light of their personal circumstances. This discussion deals only with shares of our common stock held as “capital assets,” within the meaning of Section 1221 of the Code, and does not purport to be applicable to special categories of investors, such as banks, financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities that elect to market their securities holdings, persons subject to the alternative minimum tax, entities classified as partnerships, controlled foreign corporations or passive foreign investment companies for U.S. federal income tax purposes, companies that accumulate earnings to avoid U.S. federal income tax, pass-through entities, certain former citizens or long-term residents of the United States subject to tax as expatriates, persons holding shares of our common stock through a “hybrid entity,” or persons holding shares of our common stock as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale,” or “integrated” transaction for tax purposes.  A capital asset for these purposes generally is property held for investment.  We have not sought any ruling from the Internal Revenue Service, or “IRS,” with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.  PROSPECTIVE HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR INDEPENDENT TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME, ESTATE AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of shares of our common stock that is not, for U.S. federal income tax purposes, a U.S. holder (other than an entity treated as a partnership for U.S. federal income tax purposes).  The term “U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia (except for certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (B) that has made a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person for such purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns shares of our common stock, the tax treatment of a partner in the partnership will depend upon the tax status of the partner and the activities of the partnership.  In the case of certain trusts, the tax treatment of a beneficiary of the trust will depend on the tax status of the beneficiary.  Partners in a partnership, such partnerships and beneficiaries of a trust that owns shares of our common stock should consult their tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

 Dividends

In general, any distributions which we make to a non-U.S. holder with respect to its shares of our common stock that constitute a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate.

A distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent these distributions exceed our current or accumulated earnings and profits, the excess will be treated first as reducing the adjusted tax basis in the non-U.S. holder’s shares of our common stock, but not below zero, and, to the extent it exceeds the adjusted tax basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares of our common stock.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements.  In such cases, dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing with the IRS an appropriate claim for refund together with the required information.

 Gain on Sale or Other Disposition of Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:

•
the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met; or

•
we are or have been a U.S. real property holding corporation, which we refer to as a “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of shares of our common stock, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or the non-U.S. holder has held (directly or by attribution) more than 5% of our common stock at any time during the five years preceding the sale.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of such sale or other disposition of shares of our common stock (and certain other conditions are met) will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.  We are currently not a USRPHC and do not expect to become a USRPHC.

 Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death generally will be included in such person’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

 Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of a specific tax treaty or other agreement.

A non-U.S. holder will generally be subject to backup withholding currently at a rate of 28% for dividends on shares of our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Information reporting and backup withholding generally are not required with respect to the payment of any proceeds from the sale or other disposition of shares of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code) or otherwise establishes an exemption.  Information reporting, but not back up withholding, will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker which derives more than a specified percentage of its income from U.S. sources or has certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such non-U.S. holder otherwise establishes an exemption.  In addition, backup withholding may apply in such cases unless specified certification requirements are satisfied or an exemption is otherwise established and the broker has no actual knowledge or reason to know that the holder is a U.S. person.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Recent Legislative Proposals

The Obama Administration has recently released general explanations of revenue proposals that would limit the ability of non-U.S. investors to claim relief from U.S. withholding tax in respect of dividends paid on the common stock, if such investors hold the common stock through a non-U.S. intermediary that is not a “qualified intermediary.” The Administration’s proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. withholding tax in respect of dividends paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent. A third proposal would impose a 20% withholding tax on the gross proceeds of the sale of common stock effected through a non-U.S. intermediary that is not a qualified intermediary and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information program. A non-U.S. investor generally would be permitted to claim a refund to the extent any tax withheld exceeded the investor’s actual tax liability. The full details of these proposals have not yet been made public, although the Administration’s summary of these proposals generally indicates that they are not intended to disrupt ordinary and customary market transactions. It is unclear whether, or in what form, these proposals may be enacted. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of the Administration’s proposals on their investment in respect of the common stock.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME OR ESTATE TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION.  INVESTORS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF ANY COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Certain ERISA Considerations

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, each a “plan,” to acquire or hold the common stock should consider whether an investment in the common stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ ERISA,” or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, “Plans,” from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an individual retirement account, a violation of these prohibited transaction rules could cause the individual retirement account to lose tax-exempt status.  Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or collectively “Similar Laws.”

The acquisition or holding of the common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the common stock is acquired or held pursuant to and in accordance with an applicable exemption.

Accordingly, the common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under (A) a Prohibited Transaction Class Exemption, or “PTCE,” such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or (B) a statutory exemption under Section 408(b) of ERISA and/or Section 4975(d) of the Code, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration, or (ii) there is some other basis on which the purchase and holding of the common stock is not prohibited.  Each purchaser or holder of the common stock or any interest therein, and each person making the decision to purchase or hold the common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in the common stock to the date on which the purchaser or holder disposes of its interest in the common stock, that, by its purchase or holding of the common stock or any interest therein, (a) its purchase and holding of the common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of the common stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of the common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither the Company nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the common stock. Each purchaser and holder of the common stock or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the common stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Underwriting

We are offering the shares of our common stock described in this prospectus supplement and the accompanying base prospectus through Sandler O’Neill & Partners, L.P. and RBC Capital Markets Corporation. Sandler O’Neill & Partners, L.P. is acting as sole representative of the several underwriters (collectively, the “Underwriters”) and we have entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. as representative of the Underwriters, dated September        , 2009 (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, each of the Underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table:

Underwriter of Shares	Number

Sandler O’Neill & Partners, L.P.

RBC Capital Markets Corporation

Total

Our common stock is offered subject to a number of conditions, including receipt and acceptance of the common stock by the Underwriters.

In connection with this offering, the Underwriters or securities dealers may distribute documents to investors electronically.

 Commissions and discounts

Shares of common stock sold by the Underwriters to the public will be offered initially at the public offering price set forth on the cover of this prospectus supplement. Any shares of common stock sold by the Underwriters to securities dealers may be sold at a discount of up to $  per share from the public offering price. Any of these securities dealers may resell any shares of common stock purchased from the Underwriters to other brokers or dealers at a discount of up to $  per share from the public offering price. After the initial public offering, Sandler O’Neill & Partners, L.P. may change the offering price and the other selling terms. Sales of shares of common stock made outside of the United States may be made by affiliates of the Underwriters.

The following table shows the per share and total underwriting discounts and commissions we will pay to the Underwriters, assuming both no exercise and full exercise of the Underwriters’ over-allotment option to purchase an additional  shares of common stock:

	No Exercise	Full Exercise

Per Share	$	$

Total	$	$

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions but including our reimbursement of certain expenses of the Underwriters, will be approximately $     .

 Over-allotment option

We have granted the Underwriters an option to buy up to an additional 15% of the offered amount, or          additional shares, of our common stock at the public offering price less underwriting discounts and commissions. The Underwriters may exercise this option in whole or from time to time in part solely for the purpose of covering over-allotments, if any, made in connection with this offering. The Underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the Underwriters exercise this option, each Underwriter will be obligated, subject to the conditions in the Underwriting Agreement, to purchase a number of additional shares of our common stock proportionate to such Underwriter’s initial amount relative to the total amount reflected in the above table.

 No sales of similar securities

We, our executive officers and directors and one of our significant shareholders have entered into lock-up agreements with the Underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of Sandler O’Neill & Partners, L.P., subject to limited exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act, as amended, with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise. These restrictions will be in effect for a period of 90 days after the date of the Underwriting Agreement. At any time and without public notice, Sandler O’Neill & Partners, L.P. may, in its sole discretion, release all or some of the securities from these lock-up agreements.

The 90-day restricted period described above is subject to extension under limited circumstances. In the event that either (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occur; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, then the restricted period will continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to us occurs.

 Director, Officer and Principal Shareholder Participation

At our request, the Underwriters have reserved for sale up to five percent of the shares of our common stock to be sold in the offering, at the public offering price less the underwriting discounts and commissions, to our directors, officers, principal shareholders and related persons. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered by this prospectus supplement.

 Indemnification and contribution

We have agreed to indemnify the Underwriters and their affiliates, selling agents and controlling persons against certain liabilities. If we are unable to provide this indemnification, we will contribute to the payments the Underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

 Nasdaq Global Select Market listing

 Our common stock is listed on the Nasdaq Global Select Market under the symbol “METR.”

 Price stabilization and short positions

In connection with this offering, the Underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the Underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriters’ over-allotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the over-allotment option. The Underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time without notice. The Underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

 Passive market making

In connection with this offering, the Underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.  Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions.  The underwriters and dealers are not required to engage in a passive market making and may end passive market making activities at any time.

 Affiliations

The Underwriters and their affiliates have provided certain commercial banking, financial advisory and investment banking services for us for which they receive fees.  Sandler O’Neill & Partners, L.P. is serving as financial advisor to Republic First with respect to the merger of Republic First with and into Metro, for which it is  receiving customary compensation.

 The Underwriters and their affiliates may from time to time in the future perform services for us and engage in other transactions with us.

 Selling restrictions

 European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares which are the subject of the offering contemplated by this Prospectus (the “Shares”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
by the Underwriters to fewer than 100 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive) subject to obtaining the prior consent of Sandler O’Neill & Partners, L.P. for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

 United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the shares of common stock offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock offered hereby in, from or otherwise involving the United Kingdom.

Validity of Common Stock

The validity of the shares of common stock offered hereby will be passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania.  Hogan & Hartson L.L.P., Washington, D.C., will act as counsel to the underwriters.

Experts

The consolidated financial statements of Metro Bancorp, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 incorporated in this prospectus supplement and the accompanying base prospectus by reference from Metro Bancorp, Inc.’s Form 10-K filed with the SEC on March 16, 2009, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, have been audited by Beard Miller Company LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus supplement and the accompanying base prospectus by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Republic First Bancorp, Inc. as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 incorporated in this prospectus supplement and the accompanying base prospectus by reference from Republic First Bancorp, Inc.’s Form 10-K filed with the SEC on March 16, 2009, and the effectiveness of Republic First’s internal control over financial reporting as of December 31, 2008 have been audited by Beard Miller Company LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus supplement and the accompanying base prospectus by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$250,000,000

Metro Bancorp, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
_____________________

Metro Capital Trust IV
Metro Capital Trust V
Trust Preferred Securities
fully and unconditionally guaranteed, as described herein,
by Metro Bancorp, Inc.
_____________________

We and/or the Trusts may offer from time to time the following securities separately or together in any combination:

●    our common stock;

●    our preferred stock;

●    debt securities;

●    warrants; and

●    trust preferred securities.

We and/or the Trusts may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $250,000,000.  The securities we may offer may be convertible into or exchangeable for our other securities.  Metro Capital Trust IV and Metro Capital Trust V, individually referred to as a “Trust” and together referred to as the “Trusts,” are Delaware statutory trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable Trust.

This prospectus provides a general description of these securities.  We will provide specific information about the terms of the securities being offered in supplements to this prospectus.  The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.  You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We or the Trusts may offer and sell these securities on a continuous or delayed basis, at prices and on terms that we or the Trusts will determine at the time of any particular offering, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  See “Plan of Distribution.”  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them.  Our net proceeds or the net proceeds of the Trusts from the sale of the securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “METR.”  On September 1, 2009, the reported last sale price of our common stock was $16.05 per share.

Investing in our securities involves risks.  See “Risk Factors” on page 4 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2009.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we and the Trusts filed on Form S-3 with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.”   Under the shelf registration statement, we and/or the Trusts may offer and sell the securities described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $250,000,000.

This prospectus provides you with a general description of the securities we and the Trusts may offer.  We and the Trusts will provide specific information about the terms of the securities being offered in supplements to this prospectus.  The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

Unless the context requires otherwise or unless otherwise noted, all references to “Metro,” the “Company,” “we,” “our,” or “us” refer collectively to Metro Bancorp, Inc. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained in this prospectus or in any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus, or in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of that document.  Neither the delivery of this prospectus nor any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus nor any distribution of securities pursuant to this prospectus or any such prospectus supplement or free writing

i

 prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated by reference in this prospectus since the date of each such document.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

Summary

 Our Company

Metro Bancorp, Inc. is a Pennsylvania business corporation, which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Company was incorporated on April 23, 1999 and became an active bank holding company on July 1, 1999 through the acquisition of 100% of the outstanding shares of Commerce Bank/Harrisburg, N.A.  On July 21, 2009, Commerce Bank/Harrisburg, N.A. changed its name to Metro Bank, referred to as the “Bank.”  The Bank is the Company’s operating entity and is headquartered in Harrisburg, Pennsylvania.  The Bank became a state-chartered bank on November 7, 2008, following approval by the Pennsylvania Department of Banking of the Bank’s application to convert from a national bank charter to a state bank charter. The Bank is a financial services retailer with 33 stores in the counties of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York, Pennsylvania. The Bank’s services include seven-day banking, free checking, free instant-issue Visa check cards, free interactive coin-counting machines, free online banking and 24/7 bank-by-phone. The Bank also offers commercial banking services including term loans, commercial mortgages, lines of credit and cash management services.

In addition to the Bank, the Company wholly owns Commerce Harrisburg Capital Trust I, Commerce Harrisburg Capital Trust II and Commerce Harrisburg Capital Trust III, each of which have issued trust preferred securities.  The Company will also own all the common equity in Metro Capital Trust IV and Metro Capital Trust V.

Pursuant to a Transition Agreement with TD Bank, N.A. and Commerce Bancorp LLC (formerly Commerce Bancorp, Inc.), which terminated the Network Agreement and Master Services Agreement with Commerce Bank N.A. (now known as TD Bank, N.A.), the Company had a non exclusive royalty free license to continue using the name “Commerce Bank” and, subject to certain limitations, the red “C” logo, within its primary service area.  Effective June 15, 2009, the Company amended its articles of incorporation to change its name from Pennsylvania Commerce Bancorp, Inc. to Metro Bancorp, Inc., and the Bank has changed its name from Commerce Bank/Harrisburg to Metro Bank.  Under the Transition Agreement, all services provided under the Master Services Agreement have been terminated.  The Bank has entered into a master agreement with Fiserv Solutions, Inc. to provide many of the administrative and data processing services that were provided by TD Bank.

On November 10, 2008, the Company announced that it entered into a plan of merger to acquire Republic First Bancorp, Inc., referred to as “Republic First,” headquartered in Philadelphia, Pennsylvania.   Republic First, with total assets of approximately $937.1 million as of June 30, 2009, will be merged with and into the Company.   Simultaneously with the merger of the holding companies, the banking subsidiaries of the two companies, Metro Bank and Republic First Bank, will also merge under the name Metro Bank.  As of June 30, 2009, the combined company would have had $3.0 billion in assets and 45 stores in Pennsylvania and New Jersey.  The merger has received the required shareholder approval from both companies and is awaiting regulatory approval.  The merger is expected to close in 2009, subject to regulatory approval; however we can give you no assurance that the merger will close in 2009 or at all.  In light of the pending merger with Republic First, you are urged to read Republic First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Republic First’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, as well as that section of our joint proxy statement/prospectus on Form S-4 and Form S-4/A under the heading “The Merger” for information concerning the implications of the merger on us and our capital stock.  Please see "Documents Incorporated by Reference."

As of June 30, 2009, the Company had approximately $2.1 billion in assets, $1.7 billion in deposits, $1.5 billion in total net loans (including loans held for sale), and $118.1 million in stockholders’ equity. The Bank has applied to be a member of the Federal Reserve System.  Substantially all of the Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation to the fullest extent permitted by law.  The Company’s total revenues (net interest income plus noninterest income) were $104.1 million and $48.8 million for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively, and the Company recorded $12.9 million in net income and $518,000 in net loss for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

The Company’s principal executive offices are located at 3801 Paxton Street, Harrisburg, Pennsylvania 17111, and its telephone number is (800) 653-6104. Information about the Company is also available on its website at

http://www.mymetrobank.com.  This URL is intended to be an inactive textual reference only.   The information on the Company’s website is not a part of this prospectus.

The Trusts

We created each of Metro Capital Trust IV and Metro Capital Trust V by the execution of a trust agreement for each Trust and a Certificate of Trust for each Trust that we filed with the Secretary of State of the State of Delaware on July 31, 2009.  We will execute amended and restated trust agreements for the Trusts substantially in the form filed as an exhibit to the registration statement that includes this prospectus, which we refer to as the “Trust Agreements.”  These Trust Agreements will state the terms and conditions for the Trusts to issue and sell their trust preferred securities.  Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939.  Each Trust exists for the exclusive purposes of issuing the trust preferred securities, using the proceeds from the sale of the trust preferred securities to purchase and hold a series of our debt securities, and engaging in only those other activities necessary, advisable or incidental to the above, such as registering the transfer of trust preferred securities.

The purchasers of the trust preferred securities that the Trusts may issue will collectively own all of the Trusts’ trust preferred securities, and we will own all of the Trusts’ common securities.  The common securities generally will rank equally, and payments will be made ratably, with the trust preferred securities. However, if there are certain continuing payment events of default under the indenture and any supplemental indenture which contain the terms of the debt securities held by a Trust, our rights as the holder of the common securities of that Trust to distributions, liquidation, redemption and other payments from the Trust will be subordinated to the rights to those payments of the holders of the trust preferred securities. Each Trust will use the proceeds from the sale of the trust preferred securities and the common securities to invest in a series of our debt securities that we will issue to such Trust. The trust preferred securities will be guaranteed by us in the manner described later in this prospectus.

The debt securities will be the Trusts’ only assets, and the interest we pay on such debt securities will be the only revenue of the Trusts. Unless stated otherwise in the applicable prospectus supplement, the Trust Agreements will not permit the Trusts to acquire any assets other than the specified debt securities or to issue any securities other than the trust securities or to incur any other indebtedness. The Trusts will not carry on any active business operations.

The Trusts’ business and affairs are conducted by the trustees.   Each Trust will have a Delaware trustee, administrative trustees and a property trustee.  The Delaware trustee and the property trustee will be unaffiliated with us while the administrative trustees will be employees, officers or affiliates of ours.  The Delaware trustee will have its principal place of business in the State of Delaware.  Metro, the holder of the common securities of the trust, is entitled generally to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees is at least three and that at least one trustee is a property trustee, one trustee is a Delaware trustee and one trustee is an administrative trustee.

The rights of holders of trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, Delaware law and the Trust Indenture Act. The Trust Agreement and the guarantee also incorporate by reference the Trust Indenture Act.

It is anticipated that the Trusts will not be subject to reporting requirements under the Securities Exchange Act of 1934.

The rights of the holders of trust preferred securities are described in the applicable Trust Agreement and the Delaware Statutory Trust Act. The principal executive office of each Trust is located at 3801 Paxton Street, Harrisburg, Pennsylvania 17111, and the telephone number of each trust is (800) 653-6104.

 Our Securities

We and/or the Trusts may offer from time to time under this prospectus, separately or together in any combination, up to $250,000,000 of the securities described in this prospectus.  The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, but not limited to, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	certain U.S. federal income tax considerations.

The prospectus supplement that we may authorize to be provided to you may also add to, update, supplement or clarify information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

 Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Six Months Ended June 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Excluding Interest on Deposits	0.57	2.78	1.66	1.86	3.38	5.74
Including Interest on Deposits	0.88	1.57	1.17	1.20	1.45	1.87

The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges.  "Earnings" include pretax income from continuing operations plus fixed charges, less preferred stock dividend.  "Fixed charges" include the total of interest expense, preferred stock dividend, trust preferred debt expense, and an estimate of the interest within rental expense.  Additional earnings of $1,427,000 would have been required for the six months ended June 30, 2009 to achieve ratios of one-to-one coverage.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.  Information about us is also available on our website at http://www.mymetrobank.com.  This URL and the SEC’s URL above are intended to be inactive textual references only.  The information on our or the SEC’s website is not part of this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities we may offer and sell, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Documents Incorporated by Reference

The SEC rules allow us to incorporate by reference information in this prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 0-50961) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2009 and on Form 10-Q for the quarter ended June 30, 2009;

•
Our Current Reports on Form 8-K filed on January 6, 2009, February 25, 2009, February 26, 2009, February 27, 2009, March 20, 2009, March 26, 2009, April 9, 2009, May 20, 2009, June 15, 2009, June 15, 2009, June 22, 2009, July 31, 2009 and August 6, 2009;

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 28, 2004, including any amendments or reports filed for the purpose of updating such description;

•
The section of our joint proxy statement/prospectus filed with the SEC pursuant to Rule 424(b) on February 23, 2009, related to the registration statement on Form S-4 (File No. 333-156238), under the heading “The Merger”;

•	Republic First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

•	Republic First’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

Each document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.   Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We have not included any separate financial statements for the Trusts.  The Trusts’ financial statements have been omitted because the Trusts are our wholly owned subsidiaries with no independent operations, and we guarantee the fee obligations relating to the trust preferred securities.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Please direct your written or oral request to:

Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA  17111
(800) 653-6104
Attn:  Sherry L. Richart
Investor Relations

Forward-Looking Statements

This prospectus and the documents incorporated by reference contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to the proposed  merger with Republic First and the financial condition, results of operations, future performance and business of Metro. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements

 While we believe our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that our plans, intentions and expectations will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this prospectus and in the documents referred to or incorporated by reference in this prospectus, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	whether the transactions contemplated by the merger agreement with Republic First will be approved by the applicable federal, state and local regulatory authorities;

•
our ability to complete the proposed merger with Republic First and the merger of Republic First Bank with and into Metro Bank, to integrate successfully Republic First’s assets, liabilities, customers, systems and management personnel into our operations, and to realize expected cost savings and revenue enhancements within expected timeframes;

•
the possibility that expected Republic First merger-related charges are materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at the effective date of the merger and related adjustments to yield and/or amortization of the acquired assets and liabilities are materially different from those forecasted;

•	adverse changes in our or Republic First’s loan portfolios and the resulting credit risk-related losses and expenses;

•	the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which either we or Republic First does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

•	continued levels of loan quality and volume origination;

•	the adequacy of loss reserves;

•	the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa;

•	unanticipated regulatory or judicial proceedings;

•	interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the loss of certain key officers;

•	continued relationships with major customers;

•	our ability to continue to grow our business internally and through acquisition and successful integration of bank entities while controlling costs;

•	compliance with laws and regulatory requirements of federal and state agencies;

•	the ability to hedge certain risks economically;

•	effect of terrorist attacks and threats of actual war; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, each Trust will invest all proceeds received from the sale of its trust preferred securities in a particular series of debt securities to be issued by us.

Description of Securities We May Sell

Capital Stock

The following description of our capital stock is a summary, which includes only those terms of our capital stock that we believe will be most important to your decision to invest in our capital stock.  However, it is our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the “PBCL,” and not this summary, which define your rights as a holder of our capital stock.  This summary is qualified in its entirety by reference to the complete text of these documents and the PBCL, which you should read for a full description of the terms of our capital stock.  Our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Authorized Capitalization

As of July 31, 2009, our authorized capital stock consisted of (i) 25,000,000 shares of common stock, par value $1.00 per share, of which 6,521,338 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $10.00 per share, of which 40,000 shares have been designated as Series A Non-cumulative Preferred Stock, referred to as “Series A Preferred Stock,” all of which were issued and outstanding.

Common Stock

Voting Rights.  Holders of our common stock are entitled to one vote for every share having voting power on all matters submitted for action by the shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors.

Our articles of incorporation provide that no “corporate action” (as defined below) may be authorized unless there are cast in favor of any such action at least 80% of the votes which all shareholders are entitled to cast.  However, if 66 ⅔% of the members of the board of directors recommends approval of the corporate action, then the corporate action will be authorized if there are cast in favor of the action 66 ⅔% of the votes which all shareholders are entitled to cast thereon.

Dividend Rights.  Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any.  Prior to the completion of the merger with Republic First, we must obtain the consent of Republic First prior to declaring or paying any dividends on our common stock.

While we are not subject to certain restrictions on dividends applicable to a bank, our ability to pay dividends to the holders of our common stock will depend to a large extent upon the amount of dividends paid by the Bank to us.  Regulatory authorities restrict the amount of cash dividends the Bank can declare without prior regulatory approval. Presently, the Bank cannot declare dividends in one year in excess of retained earnings subject to risk based capital requirements.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

Other Matters.  Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our articles of incorporation authorize our board of directors to fix by resolution the voting rights, designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features or other special or relative rights of our preferred stock and any series thereof.  Our board of directors has full authority to issue preferred stock from time to time in one or more series.   No series of our preferred stock will have preemptive rights.

Series A Preferred Stock

Voting Rights.  Except as set forth below and as required by law, the holders of our Series A Preferred Stock do not have the right to vote at, participate in or receive notice of any meeting of our shareholders.  Except as provided below, on any matter on which the holders of Series A Preferred Stock are entitled to vote, they are entitled to one vote for each share held.

If quarterly dividends on the Series A Preferred Stock have not been paid in full for four quarterly dividends (whether or not consecutive) or more, the holders of the Series A Preferred Stock shall be entitled to notice of all shareholder meetings and to full voting rights at all meetings and on all matters including the election of directors (but not as a separate class unless required by law), and each share of Series A Preferred Stock will be entitled to two votes.  The voting rights described in this paragraph will terminate when the dividend on the Series A Preferred Stock for the then current dividend period shall have been declared and paid or set apart for payment and the immediately preceding three quarterly dividends shall have been paid.

So long as the Series A Preferred Stock is outstanding, we will not, either directly or through a merger or consolidation with any other corporation, without the affirmative vote of the holders of at least 50% of the number of shares of the Series A Preferred Stock then outstanding voting separately as a class:

•
Amend, alter or repeal any of the preferences, rights of powers of the Series A Preferred Stock or any of the provisions of our articles of incorporation so as to adversely affect the Series A Preferred Stock;

•	Authorize any reclassification of the Series A Preferred Stock; or

•	Issue any class or classes of equity securities which have a dividend payment or liquidation preference equal or superior to the Series A Preferred Stock.

Dividend Rights.  The holders of the Series A Preferred Stock are entitled to the preferential payment of dividends in cash, when, as and if declared by our board of directors, at a rate of no more than $2.00 per year.  The dividend is payable quarterly on the thirtieth day of January, April, July and October to holders of the Series A Preferred Stock of record at the close of business on the last day of the preceding month.  Dividends must be paid on the Series A Preferred Stock before any dividends or other distributions may be paid on any equity securities ranking junior to the Series A Preferred Stock, referred to as “junior stock,” and our common stock.

Dividends on each share of Series A Preferred Stock are non-cumulative.  If, however, full dividends on the Series A Preferred Stock are not paid or set apart for payment in any quarterly dividend period:

•	no dividends or distributions may be declared and paid or set apart for payment upon our equity securities other than those with a dividend payment preference superior to the Series A Preferred Stock;

•	we are prohibited from repurchasing, redeeming or otherwise acquiring any of our preferred stock ranking on a parity with the Series A Preferred Stock, or any of our common stock or junior stock; and

•	we are prohibited from issuing any preferred stock ranking superior to or on parity with the Series A Preferred Stock with respect to the payment of dividends and other distributions.

If, at any time, we pay less than the total amount of dividends then payable on the then-outstanding Series A Preferred Stock and on any then-outstanding class or series of our stock which ranks on a parity with the Series A Preferred Stock as to the payment of dividends and other distributions, the aggregate payment to all holders of Series A Preferred Stock and to all holders of such parity stock will be distributed among all such holders so that an amount ratably in proportion to the respective annual dividend rates fixed thereon shall be paid with respect to each outstanding share of Series A Preferred Stock and parity stock.

Holders of the Series A Preferred Stock are not entitled to participate in any dividends or other distributions declared or paid on any other class of stock or equity security of the Company.

While we are not subject to certain restrictions on dividends applicable to a bank, our ability to pay dividends to the holders of our Series A Preferred Stock will depend to a large extent upon the amount of dividends paid by the Bank to us.  Regulatory authorities restrict the amount of cash dividends the Bank can declare without prior regulatory approval. Presently, the Bank cannot declare dividends in one year in excess of retained earnings subject to risk based capital requirements.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, after all of our creditors have been paid in full, the holders of our Series A Preferred Stock will be entitled to receive an amount equal to the purchase price per share received by the Company, plus an amount equal to the sum of: (a) all unpaid dividends thereon which have been declared but not paid, and (b) all dividends which were not paid or will not be paid on the Series A Preferred Stock to the date of distribution, together with interest on such unpaid dividends at a rate of 10% per annum, before any distribution of assets may be made to any holders of our common stock or any junior stock.  If, upon our dissolution, liquidation or winding up, our net assets are insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and parity stock the full amounts to which they respectively are entitled, the holders of each such stock will share ratably in any distribution of assets according to the respective amounts which would be payable in  respect of such stock upon such distribution if all amounts payable on or with respect to all stock were paid in full.

Redemption Rights.  The share of Series A Preferred Stock are redeemable at our option, in whole only and not in part, at any time upon payment of the redemption price of $25.00 plus an amount equal to the sum of: (a) all unpaid dividends thereon which have been declared but not paid, and (b) all dividends which were not paid or will not be paid on the Series A Preferred Stock to the date of redemption, together with interest on such unpaid dividends at a rate of 10% per annum.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation, our bylaws and the PBCL could have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

Blank Check Preferred Stock

Our articles of incorporation provide for the issuance of preferred stock having terms established by our board of directors without shareholder approval.  Our articles of incorporation further provide that authorized but unissued shares of our capital stock may only be issued upon approval of 75% of our entire board of directors.

Calling of Special Meetings of Shareholders

Pursuant to our bylaws, special meetings of shareholders may be called only by our president, the chairman of our board of directors, a majority of our board of directors or by shareholders entitled to cast at least one-third of the votes which all shareholders are entitled to cast at any meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that notice of any proposal by a shareholder which the shareholder desires to submit to a vote at our annual meeting must be submitted to our Secretary at our registered address no later than 120 calendar days prior to the anniversary of the date of our proxy materials released to shareholders for the previous year’s annual meeting.  If notice is not provided in accordance with these provisions a shareholder’s proposal will not appear on the meeting agenda.

If a shareholder wishes to nominate a person for election as a director at any meeting called for the election of directors, the shareholder must notify in writing the Chairman of our board of directors of their nomination not less than forty-five days prior to the date of the meeting.  Any nomination not provided in accordance with these provisions will be disregarded and votes cast for such nominee will be disregarded.

Our bylaws also specify requirements as to the contents of the shareholder’s notice or nomination.

Votes Required for Corporate Action

Our articles of incorporation provide that no “corporate action” (as defined below) may be authorized unless there are cast in favor of such action at least 80% of the votes which all shareholders are entitled to cast.  However, if 66 ⅔% of the members of the board of directors recommends approval of the corporate action, then the corporate action will be authorized if there are cast in favor of the action 66 ⅔% of the votes which all shareholders are entitled to cast thereon.

The term “corporate action” means any of the following:

•	the amendment of certain provisions of our articles of incorporation, as described below under “— Amendments to Articles of Incorporation”;

•	the removal of one or more directors; and

•	a “business combination,” which means any of the following:

o	any merger or consolidation of the Company with or into another corporation;

o
any merger or consolidation of a subsidiary of the Company with or into another corporation if (i) the resulting, surviving or continuing corporation, as the case may be, would not be subsidiary of the Company; or (ii) the total number of common shares of the Company issued or delivered in connection with such transaction, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued in connection with such transaction, exceed 15% of the common shares of the Company outstanding immediately prior to the date on which the transaction is consummated;

o	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company;

o
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of a subsidiary of the Company whose total assets exceed 20% of the assets of the Company as reflected on the most recent consolidated balance sheet of the Company;

o
any sale of all or substantially all of the stock in a subsidiary whose total assets exceed 20% of the total assets of the Company as reflected on the most recent consolidated balance sheet of the Company;

o
any plan or proposal for the liquidation or dissolution of the Company or of any subsidiary of the Company whose total assets exceed 20% of the total assets of the Company as reflected on the most recent consolidated balance sheet of the Company;

o
any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any reorganization, merger or consolidation of the Company with any of its subsidiaries or any similar transaction; or

o	the issuance in a single or one or more related transactions of voting shares of the Company sufficient to elect a majority of the directors of the Company.

Board of Directors May Oppose Any Take-Over Offer

Our articles of incorporation provide that the board of directors may, in its sole discretion, oppose any offer, proposal or attempt by any corporation or other business entity, person or group to:

•	make any tender or other offer to acquire any of the Company's securities;

•	merge or consolidate the Company with or into another entity;

•	purchase or otherwise acquire all or substantially all of the assets of the Company; or

•	make any transaction similar in purpose or effect to any of the above.

In considering whether to oppose, recommend or remain neutral with respect to any of the aforesaid offers, proposals or plans, the board of directors shall evaluate what is in the best interests of the Company and may, but is not legally obligated to, consider any pertinent factors which may include but are not limited to any of the following:

•
whether the offering price, whether in cash or in securities, is adequate and acceptable based upon both the current market price of the Company's securities and the historical and present operating results or financial condition of the Company;

•
whether a price more favorable to the shareholders may be obtained now or in the future from other offerors and whether the Company's continued existence as an independent corporation will affect the future value of the Company;

•	the impact the offer would have on the employees, depositors, clients and customers of the Company or its subsidiaries and the communities which they serve;

•
the present and historical financial position of the offeror, its reputation in the communities which it serves and the social and/or economic effect which the reputation and practices of the offeror or its management and affiliates would have upon the employees, depositors and customers of the company and the community which the Company serves;

•	an analysis of the value of securities (if any) offered in exchange for the Company's securities; and

•	any anti-trust or other legal or regulatory issues raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following:

•	advising shareholders not to accept the offer;

•	litigation against the offeror;

•	filing complaints with all government and regulatory authorities having jurisdiction over the offer;

•	causing the Company to acquire its own securities;

•	selling or otherwise issuing authorized but unissued securities or treasury stock and granting options with respect thereto;

•	acquiring a company to create anti-trust or other regulatory problem for the offeror; and

•	obtaining a more favorable offer from another individual or entity.

Amendments to Articles of Incorporation

Under the PBCL, an amendment to our articles of incorporation requires the approval of the board of directors and, except in limited cases where a greater vote may be required, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.  Pennsylvania law also provides that our shareholders are not entitled by statute to propose amendments to our articles of incorporation.

Our articles of incorporation provide that, in addition to any affirmative vote required by law, any amendment to Article 5 (authorized shares and rights of Series A preferred stock), Article 7 (cumulative voting), Article 8 (preemptive rights of shareholders), Article 9 (authority of board of directors to amend the bylaws), Article 10 (board action on acquisition transactions), Article 11 (shareholder vote required to approve certain corporate action) or Article 12 (indemnification) of our articles of incorporation requires the affirmative vote of holders of at least 80% of the votes that all shareholders are entitled to cast thereon. However, if the amendment is approved by at least 66 ⅔% of the members of the board of directors, then the amendment will be effected by 66 ⅔% of the votes which all shareholders are entitled to cast on the amendment.

Amendments to Bylaws

Our articles of incorporation and bylaws  provide that, to the fullest extent permitted by law, our bylaws may be amended by a majority vote of our board of directors, subject to the power of the shareholders to change such action of the board of directors by the affirmative vote of the holders of 80% of the votes which all shareholders are entitled to cast thereon.  Our bylaws also provide that, our bylaws may be amended by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

Written Consent of Shareholders

The PBCL provides that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent to the action in writing.

  Limitations on Liability and Indemnification of Officers and Directors

The PBCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel and related matters.

Section 1741 of the PBCL authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 of the PBCL further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 of the PBCL or Section 1742 of the PBCL, or in defense of any claim, issue or matter therein, a Pennsylvania corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

 Section 1744  of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 of the PBCL or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if such a quorum is not obtainable, or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding referred to in Subchapter 17D of the PBCL upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement action in such person's official capacity and as to action in another capacity while holding that office.

Section 1747 of the PBCL grants to a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such person's capacity as a representative of the corporation, whether or not the corporation would have the power to indemnify such person under Subchapter 17D of the PBCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the PBCL to successor corporations in fundamental change transactions and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

Our articles of incorporation provide that the corporation will indemnify, to the fullest extent permitted by law, any and all persons the corporation has the power to indemnify.   Our bylaws also provide for indemnification of our directors, officers and employees.  The bylaws also have provisions providing for the elimination of a director's liability for monetary damages for any actions taken, or any failure to take any action, as a director or pursuant to the request of the Company unless (i) the director has breached or failed to perform the duties of his/her office described in the PBCL and (ii) that breach or failure constitutes self-dealing, willful misconduct or recklessness.  Our bylaws also authorize us to create a fund to secure or insure the corporation’s indemnification obligations.

We maintain insurance to cover our directors and officers for liabilities which may be incurred by our directors and officers in the performance of their duties. We have also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

Pennsylvania Anti-Takeover Provisions

Certain anti-takeover provisions of the PBCL apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections.  We have not opted out of any of these anti-takeover provisions.  A general summary of these applicable anti-takeover provisions is set forth below.

 Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to: (a) at least 20% but less than 33 1/3%; (b) at least 33 1/3% but less than 50%; or (c) 50% or more of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, or until they have been transferred to a person who does not thereby also become the holder of control shares.

 The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired, provided that the control share acquisition is consummated within 90 days after shareholder approval is obtained. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of a majority of all voting power must be obtained.  Second, the approval of a majority of all disinterested shareholders must be obtained.

 For a period of 24 months after the later of (a) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (b) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

 Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (a) any person or group publicly discloses that the person or group may acquire control of the corporation, or (b) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period after or within 24 months prior to becoming a controlling person.

 Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors becomes an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•
the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•
the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (a) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (b) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction. Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.

Transfer Agent and Registrar

Registrar and Transfer Company is the transfer and dividend paying agent and registrar for our common stock and our Series A Preferred Stock.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “METR.”

Debt Securities

General

We may issue senior debt securities in one or more series under an indenture to be entered into between us and a trustee, which we refer to as the “senior indenture.”  We may also issue subordinated debt securities in one or more series under an indenture to be entered into between us and a trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.”  For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) the trustee under the applicable indenture, as the “trustee.”  Forms of the indentures are filed as exhibits to the registration statement that includes this prospectus.  See “Where You Can Find More Information” for information on how to obtain copies of the indentures.  The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally.  We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement.  If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.  Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities.  Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.  In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations.  Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below).  See “—Subordination Under Subordinated Indenture.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors, an authorized committee of our board of directors.

We may deliver debt securities of any series executed by us to the trustee for authentication, together with our written request for the authentication and delivery of such debt securities, and the trustee will authenticate and deliver such debt securities in accordance with the procedures set forth in the applicable indenture.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities.  These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•
currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•
if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•
if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•
any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•
whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•
the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates.  We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units.  The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units.  We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of Wilmington, Delaware or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us.  After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.  You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose.  You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture.  We will appoint the trustee as the initial security registrar under the applicable indenture.  We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement.  We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities.  We will appoint the depository holding the global debt securities.  Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form.  Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement.  We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it.  We refer to those persons as “participants” in this prospectus.  The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us.  Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants.  Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants.  The laws of some states require that you take physical delivery of securities in definitive form.  These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture.  Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee.  The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee.  We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”  These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register.  On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

As long as debt securities are outstanding, we will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•
the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety is an entity that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and that expressly assumes our obligations relating to the debt securities;

•
immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

As long as debt securities are outstanding, we will not, nor will we permit any restricted subsidiary to, issue, assume or guarantee any debt for borrowed money, which we refer to in this prospectus as “debt,” secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities (together with, if we so determine, any other debt of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that debt.

For purposes of this prospectus, “restricted subsidiary” means Metro Bank, so long as it remains a subsidiary, as well as any successor to all or a principal part of the assets of that subsidiary and any other subsidiary which our board of directors designates as a restricted subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

As long as debt securities are outstanding, we will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•
the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•
an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

For the purposes of this prospectus, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Modification and Waiver

Modification

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•
reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•
reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•
modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•
in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series to be affected may waive compliance by us with certain restrictive covenants of the applicable indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default.  However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders.  Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture.  However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series.  In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense; and

•
we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be;

then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series.  However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations,  under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Consolidation, Merger and Transfer of Assets” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default.  Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•
we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•
the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•
the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•
such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•
such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•
we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person.  If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement.  The conversion or exchange may be mandatory, at your option, or at our option.  The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed,

•
every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities.  Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company,

•	any debt of our company to any of our subsidiaries,

•	debt to any employee of our company or any of our subsidiaries,

•	any liability for taxes,

•
debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance.  We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustees

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates may maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Warrants

We may issue warrants to purchase our securities, referred to as the “underlying warrant securities.”  We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement, referred to as a “warrant agreement,” to be entered into between the Company and a warrant agent.  The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Trust Preferred Securities

Each Trust will issue trust preferred securities under a Trust Agreement which we will enter into with the trustees.   We will describe the trust preferred securities in a prospectus supplement.  The trust preferred securities of a particular issue will represent preferred beneficial interests in the Trust. The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the Trusts, as well as other benefits as described in the corresponding Trust Agreement. Each of the Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

This summary of certain provisions of the trust preferred securities and the form of Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions of certain terms, and the Trust Indenture Act. Wherever we refer to particular defined terms of a Trust Agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference. We have filed the form of the Trust Agreement as an exhibit to the registration statement that includes this prospectus.

General

The trust preferred securities of each Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that Trust except as described under “—Subordination of Common Securities.” Each Trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of a series of our debt securities, referred to as the “corresponding debt securities,” equal to the aggregate liquidation amount of the trust preferred securities and common securities. The property trustee of each Trust will hold legal title to the corresponding debt securities for the benefit of the holders of the related trust preferred securities and common securities.

In addition, we will execute a guarantee for the benefit of the holders of the related trust preferred securities. Our obligations under each guarantee are subordinate to our senior debt. Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related Trust does not have funds on hand available to make the payments. See “Description of Securities We May Sell—Guarantees of Trust Preferred Securities.”

Distributions

Each Trust’s trust preferred securities represent beneficial interests in the applicable Trust. We anticipate that the revenue of each Trust available for distribution to the holders of its trust preferred securities will be limited to payments received from us on the corresponding debt securities. If we do not make a required payment on the corresponding debt securities, the Trust will not have sufficient funds to make the related payments on the trust preferred securities.

The following are the general distribution rights of the trust preferred securities:

•	Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

•
Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

•
If any date on which distributions are payable on the trust preferred securities is not a business day, the Trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if that business day is in the next succeeding calendar year, the Trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•	Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right to defer the payment of interest at any time or from time to time on any series of the corresponding debt securities for a period which we will specify in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding debt securities.  If we elect to defer interest payments on the corresponding debt securities, the Trust will defer distributions on the related trust preferred securities during the extension period. Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

During the extension period, we may not, and may not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•
make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the corresponding debt securities; or

•	make any guarantee payments with respect to any guarantee of debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the corresponding debt securities.

The following actions are not subject to the restrictions discussed above:

•	dividends on or distributions in our common stock or Series A Preferred Stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under such a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the Trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. If we repay or redeem any corresponding debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the applicable indenture, the property trustee, upon not less than 30 nor more than 60 days’ notice, will apply the proceeds from the repayment or redemption to redeem trust preferred securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding debt securities repaid or redeemed. The redemption price will equal the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions on the trust preferred securities to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding debt securities.

We will have the right to redeem any series of corresponding debt securities as we specify in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Debt Securities. If a special event with respect to a series of trust preferred securities and common securities has occurred and is continuing, we have the right to redeem the corresponding debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price within 90 days following the occurrence of the special event. We have the right to terminate the related Trust at any time and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the corresponding debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the Trust. If we do elect either option described above, the applicable series of trust preferred securities will remain outstanding. If a tax event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding debt securities.

Extension of Maturity of Corresponding Debt Securities. If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding debt securities at the time that we exercise our right to elect to terminate the related Trust and cause the corresponding debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the Trust.  However, we may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

After the liquidation date fixed for any distribution of corresponding debt securities for any series of trust preferred securities:

•	that series of trust preferred securities will no longer be deemed to be outstanding;

•
The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding debt securities to be delivered upon such distribution; and

•
any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot predict the market prices for the trust preferred securities or the corresponding debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding debt securities that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

A Trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding debt securities. A Trust will redeem trust preferred securities and pay the redemption price only to the extent that the Trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If a Trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the trust preferred securities are in book-entry form, irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.

If the Trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding.  If the date fixed for redemption of trust preferred securities is not a business day, then the Trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay.  However, if that business day falls in the next calendar year, the Trust will make the payment on the immediately preceding business day.  If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee as described under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities,” distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Trust for the trust preferred securities to the date the redemption price is actually paid. In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

The Trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date. The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts. The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate. The property trustee may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000) of the liquidation amount of trust preferred securities of a denomination larger than $1,000. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding debt securities, on and after the redemption date interest will cease to accrue on the corresponding debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption.

Subordination of Common Securities

Each Trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts. However, if on any distribution date or redemption date a corresponding debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the Trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price, the full amount of the redemption price on all of the Trust’s outstanding trust preferred securities then called for redemption, will have been made or provided for. In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the Trust’s trust preferred securities then due and payable.

In the case of any Trust Agreement event of default resulting from a corresponding debt security event of default, we as holder of the Trust’s common securities will be deemed to have waived any right to act with respect to the Trust Agreement event of default under the applicable Trust Agreement until the effect of all such Trust Agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any Trust Agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf as holder of the Trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each Trust Agreement, each Trust will automatically dissolve upon expiration of its term and will terminate on the first to occur of:

•
certain events of our bankruptcy, dissolution or liquidation, in our capacity as the holder of the common securities of the Trust, or if we have transferred the common securities, certain events of such successor’s bankruptcy, dissolution or liquidation;

•
the distribution of a like amount of corresponding debt securities to the holders of its trust securities, if we, as the holder of the common securities, have given written direction to the property trustee to dissolve the Trust, which direction is optional and wholly within our discretion;

•	redemption of all of the Trust’s trust preferred securities;

•	the exchange of all of the Trust’s trust preferred securities; and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

As soon as practicable after the occurrence of one of the foregoing and upon completion of the winding up and liquidation of the Trust, the Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

If an early dissolution of the Trust occurs other than as a result of redemption or exchange of all of the Trust’s trust preferred securities, the Property Trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of all claims and obligations of the Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding debt securities, unless the property trustee determines that distribution of the corresponding debt securities is impracticable. If the property trustee determines that distribution of the corresponding debt securities is impracticable, or the early dissolution of the Trust occurs as a result of redemption or exchange of all of the Trust’s trust preferred securities, the holders of trust preferred securities will be entitled to receive, after satisfaction of all claims and obligations of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment, which we refer to as a “liquidation distribution.”  If the Trust can pay the liquidation distribution only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the Trust will pay amounts payable on its trust preferred securities on a proportionate basis. The holders of the Trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities. However, if a corresponding debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the Trust, the corresponding debt securities may be subject to optional redemption in whole but not in part.

Events of Default; Notice

Any one of the following events constitutes an “event of default” under each Trust Agreement, which we refer to as a “Trust Agreement event of default,” with respect to the trust preferred securities issued under that Trust Agreement, whatever the reason for the Trust Agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a corresponding debt security event of default under the applicable indenture;

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•
default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the Trust Agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable Trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

 Within 90 days after the occurrence of any Trust Agreement event of default actually known to the property trustee, the property trustee will transmit notice of the Trust Agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to us, as depositor, unless the Trust Agreement event of default is cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to each of us under the Trust Agreement.

If a corresponding debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above. See “—Liquidation Distribution Upon Termination.” The existence of a Trust Agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Trustees

Unless a corresponding debt security event of default has occurred and is continuing, the holder of the common securities may remove any trustee at any time. If a corresponding debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time. The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable Trust Agreement.

Co-trustees and Separate Property Trustee

Unless a Trust Agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•	as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•	to act as separate trustee of any of the trust property.

The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment. We and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. If a corresponding debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each Trust Agreement, provided the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below. A Trust may, upon the request of the holder of such Trust’s common securities, with the consent of holders of at least a majority in liquidation amount of the trust preferred securities, and without the consent of the trustees, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided, that:

•
the successor entity either expressly assumes all of the obligations of the Trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, referred to as “successor securities,” so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of the successor entity is appointed possessing the same powers and duties as the property trustee as the holder of the corresponding debt securities;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•
prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

o
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

o
following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•
we (or any permitted successor or assignee) own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee agreement.

Despite the foregoing, a Trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and as otherwise required by law and the applicable Trust Agreement, the holders of the trust preferred securities will have no voting rights.

We and the trustees may amend a Trust Agreement from time to time without the consent of the holders of the trust preferred securities:

•
to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Trust Agreement which are not inconsistent with the other provisions of the Trust Agreement; or

•
to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of the Trust Agreement will become effective when notice of the amendment is given to the holders of trust securities.

We and the trustees may generally amend a Trust Agreement with:

•	the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

•
receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the Trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, we and the trustees may not amend a Trust Agreement without the consent of each holder of trust securities to:

•
change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date.

 So long as any corresponding debt securities are held by the property trustee, the trustees may not:

•
direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding debt securities;

•	waive any past default that is waivable under the applicable indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding debt securities is due and payable; or

•
consent to any amendment, modification or termination of the applicable indenture or the corresponding debt securities where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the applicable indenture would require the consent of each holder of corresponding debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding debt securities. In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each Trust Agreement.

No vote or consent of the holders of trust preferred securities will be required for a Trust to redeem and cancel its trust preferred securities in accordance with the applicable Trust Agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we or our affiliates own or the trustees or any of their affiliates own, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depository which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depository will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

•	by the depository to its nominee,

•	by a nominee of the depository to the depository or another nominee, or

•	by the depository or any nominee to a successor depository, or any nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Preferred Security

If we issue a global preferred security, the depository for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

So long as the depository or its nominee is the registered owner of the global preferred security, the depository or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the Trust Agreement. Except as provided below, you:

•	will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

•	will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

•	will not be considered the owner or holder of the preferred security under the Trust Agreement.

Payments of Distributions

We will pay distributions on global preferred securities to the depository that is the registered holder of the global security, or its nominee. The depository for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Preferred Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depository and we do not appoint a successor depository within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

Further, we may specify that you may, on terms acceptable to us, the property trustee and the depository for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agency

Payments in respect of any global certificate representing trust preferred securities will be made to the depository, which will credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee, administrative trustees and us. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the property trustee and us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a Trust Agreement event of default, undertakes to perform only those duties as are specifically set forth in each Trust Agreement and, after a Trust Agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If:

•
the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement,

•	the matter is not one on which holders of trust preferred securities are entitled to vote under the Trust Agreement, and

•	no Trust Agreement event of default has occurred and is continuing,

then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•	no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•	the corresponding debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Trust or each Trust Agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Guarantees of Trust Preferred Securities

We will execute a guarantee concurrently with the issuance by each Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities.  A guarantee trustee will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Trust’s trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act.  Reference in this summary to trust preferred securities means that Trust’s trust preferred securities to which a guarantee relates.  We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus.

General

Pursuant to and to the extent set forth in the guarantee, we will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related Trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds on hand available therefor at such time,

•	the redemption price with respect to any trust preferred securities called for redemption to the extent that the Trust has funds on hand available therefor at such time, or

•
upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the corresponding debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the Trust remaining available for distribution to holders of trust preferred securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or by causing the Trust to pay the required amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust’s obligations under the trust preferred securities, but will apply only to the extent that the related Trust has funds sufficient to make such payments. If we do not make interest payments on the corresponding debt securities held by the Trust, the Trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. Each guarantee will rank subordinate and junior in right of payment to all of our senior debt. See “—Status of the Guarantees.”

We are a bank holding company and the Bank owns almost all of our operating assets. We rely primarily on dividends from the Bank to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments thereunder.  Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit our incurrence or issuance of other secured or unsecured debt. We expect from time to time to incur additional senior debt.

Our obligations described in this prospectus and in any accompanying prospectus supplement, through the applicable guarantee, the applicable Trust Agreement, the corresponding debt securities, the applicable indenture, any supplemental indentures to the applicable indenture, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the trust preferred securities.

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of Metro Bancorp, Inc. and will rank subordinate and junior in right of payment to all of our senior debt.

Each guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any Trust affiliated with us, which is a financing vehicle. Each guarantee will constitute a guarantee of payment and not of collection. Therefore, to the extent provided below, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related trust preferred securities.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Securities We May Sell—Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under each guarantee will occur upon our failure to perform any of our payment or other obligations under that guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related trust preferred securities;

•	full payment of the amounts payable upon liquidation of the related Trust; or

•	upon distribution of corresponding debt securities to the holders of the related trust preferred securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement entered into by us under each Trust Agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any trust preferred securities or other similar interests in the Trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

Plan of Distribution

We or the Trusts may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.  Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.  The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.  Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.  Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In compliance with guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the Nasdaq Global Select Market.  We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  The underwriters also may impose a penalty bid.  This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  Underwriters may engage in over-allotment.  If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Validity of Securities

In connection with particular offerings of securities in the future, the validity of any securities offered by this prospectus from time to time will be passed upon for us and for the Trusts by Blank Rome LLP.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

Experts

The consolidated financial statements of Metro Bancorp, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 incorporated in this prospectus by reference from Metro Bancorp, Inc.’s Form 10-K filed with the SEC on March 16, 2009, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, have been audited by Beard Miller Company LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus supplement and the accompanying base prospectus by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Republic First Bancorp, Inc. as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 incorporated in this prospectus by reference from Republic First Bancorp, Inc.’s Form 10-K filed with the SEC on March 16, 2009, and the effectiveness of Republic First’s internal control over financial reporting as of December 31, 2008 have been audited by Beard Miller Company LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus supplement and the accompanying base prospectus by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$75 Million Common Stock

PROSPECTUS SUPPLEMENT

Sandler O'neill + partners, l.p.	RBC Capital Markets

________, 2009